EXHIBIT 10.23


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                           SECOND AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
                             (SYNDICATED AGREEMENT)

                                     BETWEEN

                               MORTGAGE.COM, INC.,
                       f/k/a First Mortgage Network, Inc.
                              a Florida corporation

                                       AND

                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation

                                       AND

                          CERTAIN OTHER LENDERS THERETO

                  ---------------------------------------------

                          Dated as of November 12, 1999

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.       DEFINITIONS ......................................................... 1

         1.1 DEFINED TERMS.................................................... 1

         1.2 OTHER DEFINITIONAL PROVISIONS ...................................13

2.       THE CREDIT...........................................................13

         2.1     CREDIT LIMIT ................................................13

         2.2     SWINGLINE FACILITY AMOUNT  ..................................14

         2.3     PROCEDURES FOR OBTAINING ADVANCES ...........................15

         2.5     NOTES.......................................................18

         2.6     INTEREST PAYMENTS............................................18
 .
         2.7     PRINCIPAL PAYMENTS...........................................19

         2.8     FEES.........................................................23

         2.9     WAREHOUSING FEES.............................................24

         2.10    MISCELLANEOUS CHARGES  ......................................24

         2.11    INTEREST LIMITATION .........................................24

         2.12    INCREASED COSTS; CAPITAL REQUIREMENTS .......................25

         2.13    BILLING AND PAYMENT .........................................26

         2.14    EXPIRATION OF COMMITMENTS  ..................................27

3 .      COLLATERAL...........................................................27

         3.1     APPOINTMENT OF COLLATERAL AGENT .............................27

         3.2     DELIVERY OF COLLATERAL ......................................27

         3.3     GRANT OF SECURITY INTEREST ..................................27

         3.4     RELEASE OF SECURITY INTEREST IN COLLATERAL ..................29

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         3.5     DELIVERY OF ADDITIONAL COLLATERAL OR MANDATORY PREPAYMENT....31

         3.6     RELEASE OF COLLATERAL........................................31

         3.7     COLLECTION AND SERVICING RIGHTS..............................32

         3.8     RETURN OF COLLATERAL AT MATURITY ............................32

4.       CONDITIONS PRECEDENT.................................................33

         4.1     INITIAL ADVANCE..............................................33

         4.2     EACH ADVANCE.................................................35

5 .      REPRESENTATIONS......................................................36

         5.1     ORGANIZATION; GOOD STANDING; SUBSIDIARIES....................36

         5.2     AUTHORIZATION AND ENFORCEABILITY.............................37

         5.3     APPROVALS....................................................37

         5.4     FINANCIAL CONDITION..........................................37

         5.5     LITIGATION...................................................38

         5.6     COMPLIANCE WITH LAWS.........................................38

         5.7     REGULATION U ................................................38

         5.8     INVESTMENT COMPANY ACT.......................................38

         5.9     PAYMENT OF TAXES.............................................39

         5.10    AGREEMENTS...................................................39

         5.11    TITLE TO PROPERTIES..........................................39

         5.12    ERISA........................................................40

         5.13    ELIGIBILITY..................................................40

         5.14    PLACE OF BUSINESS............................................41

         5.15    SPECIAL REPRESENTATIONS CONCERNING COLLATERAL................41

         5.16    SERVICING....................................................43

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         5.17    NO ADVERSE SELECTION.........................................43

         5.18    YEAR 2000 COMPLIANCE.........................................43

         5.19    ASSUMED NAMES................................................43

6.       AFFIRMATIVE COVENANTS................................................44

         6.1     PAYMENT OF NOTES ............................................44

         6.2     FINANCIAL STATEMENTS AND OTHER REPORTS.......................44

         6.3     MAINTENANCE OF EXISTENCE: CONDUCT OF BUSINESS................46

         6.4     COMPLIANCE WITH APPLICABLE LAWS..............................46

         6.5     INSPECTION OF PROPERTIES AND BOOKS...........................46

         6.6     NOTICE.......................................................47

         6.7     PAYMENT OF DEBT, TAXES, ETC .................................47

         6.8     INSURANCE....................................................48

         6.9     CLOSING INSTRUCTIONS.........................................48

         6.10    SUBORDINATION OF CERTAIN INDEBTEDNESS........................48

         6.11    OTHER LOAN OBLIGATIONS.......................................49

         6.12    USE OF PROCEEDS OF ADVANCES..................................49

         6.13    SPECIAL AFFIRMATIVE COVENANTS CONCERNING COLLATERAL..........49

         6.14    TRANSFER OF FHA INSURANCE ON TITLE I MORTGAGE LOANS..........50

7.       NEGATIVE COVENANTS...................................................51

         7.1     CONTINGENT LIABILITIES.......................................51

         7.2     SALE OR PLEDGE OF SERVICING CONTRACTS........................51

         7.3     MERGER; SALE OF ASSETS; ACQUISITIONS.........................51

         7.4     DEFERRAL OF SUBORDINATED DEBT................................51

         7.5     LOSS OF ELIGIBILITY..........................................51

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         7.6     DEBT TO TANGIBLE NET WORTH RATIO ............................51

         7.7     MINIMUM TANGIBLE NET WORTH  .................................52

         7.8     MINIMUM CURRENT RATIO  ......................................52

         7.9     LOSS LIMITATION  ............................................52

         7.10    DIVIDENDS  ..................................................52

         7.11    ACQUISITION OF RECOURSE SERVICING CONTRACTS  ................52

         7.12    GESTATION FACILITIES  .......................................52

         7.13    TRANSACTIONS WITH AFFILIATES  ...............................52

         7.14    SPECIAL NEGATIVE COVENANTS CONCERNING COLLATERAL.............53

8.       DEFAULTS; REMEDIES ..................................................53

         8.1     EVENTS OF DEFAULT  ..........................................53

         8.2     REMEDIES  ...................................................57

         8.3     APPLICATION OF PROCEEDS  ....................................61

         8.4     CREDIT AGENT APPOINTED ATTORNEY-IN-FACT  ....................62

         8.5     RIGHT OF SETOFF  ............................................62

         8.6     SHARING OF PAYMENTS .........................................63

9.       THE CREDIT AGENT ....................................................63

         9.1     APPOINTMENT  ................................................63

         9.2     DUTIES OF CREDIT AGENT  .....................................64

         9.3     STANDARD OF CARE  ...........................................64

         9.4     DELEGATION OF DUTIES  .......................................64

         9.5     EXCULPATORY PROVISIONS  .....................................65

         9.6     RELIANCE BY CREDIT AGENT  ...................................65

         9.7     NON-RELIANCE ON CREDIT AGENT OR OTHER LENDERS  ..............66

         9.8     CREDIT AGENT IN INDIVIDUAL CAPACITY  ........................66

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         9.9     SUCCESSOR CREDIT AGENT  .....................................67

10.      NOTICES .............................................................67

11.      REIMBURSEMENT OF EXPENSES; INDEMNITY ................................68

         11.1   REIMBURSEMENT OF EXPENSES AND INDEMNIFICATION BY THE COMPANY..68

         11.2   INDEMNIFICATION BY THE LENDERS  ..............................69

12.      FINANCIAL INFORMATION ...............................................69

13.      MISCELLANEOUS .......................................................69

         13.1   TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS ...69

         13.2   LENDERS IN INDIVIDUAL CAPACITY  ..............................70

         13.3   PARTICIPATION AND ASSIGNMENTS  ...............................70

         13.4   COMMITMENT INCREASES  ........................................71

         13.5   AMENDMENTS ...................................................71

         13.6   OPERATIONAL REVIEWS  .........................................72

         13.7   GOVERNING LAW  ...............................................73

         13.8   RELATIONSHIP OF THE PARTIES  .................................73

         13.9   SEVERABILITY  ................................................73

         13.10  COUNTERPARTS  ................................................73

         13.11  CONSENT TO CREDIT REFERENCES  ................................74

         13.12  CONSENT TO JURISDICTION  .....................................74

         13.13  COUNTERPARTS .................................................74

         13.14  ENTIRE AGREEMENT .............................................74

         13.15  WAIVER OF JURY TRIAL .........................................74

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                                    EXHIBITS

Exhibit A-1                          Warehousing Promissory Note
Exhibit A-2                          Swingline Promissory Note

Exhibit B                            Commitment Amounts

Exhibit C-SF                         Request for Advance Against Single

                                     Family Mortgage Loans

Exhibit D-SF                         Procedures and Documentation for
                                     Warehousing Single-Family Mortgage
                                     Loans

Exhibit E                            Schedule of Servicing Contracts

Exhibit F                            Subordination of Debt Agreement

Exhibit G                            Subsidiaries

Exhibit H                            Legal Opinion

Exhibit I-SF                         Officer's Certificate

Exhibit J                            Schedule of Existing Warehouse Lines

Exhibit K-1                          Funding Bank Agreement (Wire)
Exhibit K-2                          Funding Bank Agreement (Checks)

Exhibit L                            Collateral Agency Agreement

Exhibit M                            Terms Applicable to Advances
                                     Against Eligible Loans

Exhibit N                            Advance Certificate

Exhibit 0                            Commitment Summary Report

Exhibit P                            RFConnects Pledge Agreement

Exhibit Q                            Assumed Names


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         THIS SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY
AGREEMENT, dated as of November 12, 1999, by and among MORTGAGE.COM, INC., a Florida corporation, f/k/a First Mortgage Network, Inc. (the "Company"), having its principal office at 8751 Broward Boulevard, Plantation, FL 33324, RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("RFC"), and BANK UNITED, a federal savings bank ("Bank United") (RFC, Bank United and any Additional Lender as may from time to time become parties hereto being referred to individually as a "Lender" and collectively as the "Lenders"), and RFC as credit agent for the Lenders (in such capacity, the "Credit Agent").

         WHEREAS, the Company and RFC have entered into a First Amended and Restated Warehousing Credit and Security Agreement dated June 8, 1998, as amended by the First Amendment to Warehousing Credit and Security Agreement dated as of June 30, 1998, the Second Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of July 31, 1998, the Third Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of December 29, 1998, and the Fourth Amendment to First Amended and Restated Warehousing Credit and Security Agreement dated as of March 26, 1999 (as so amended, the "Prior RFC Credit Agreement"); and

         WHEREAS, the Company and the Lenders desire to amend and restate the Prior RFC Credit Agreement to add Bank United as a party thereto and set forth the terms and conditions upon which the Lenders shall provide warehouse financing to the Company;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

1.        DEFINITIONS.

                  1.1 DEFINED TERMS. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings:

                  "ADDITIONAL LENDER" means a Person admitted as a Lender under the Agreement by the terms of an amendment hereto.

                  "ADVANCE" means a disbursement by the Lenders pursuant to
         Section 2.1 of this Agreement.

                  "ADVANCE CERTIFICATE" has the meaning set forth in Section 2.2 hereof.

                  "ADVANCE REQUEST" has the meaning set forth in Section 2.3(a) hereof.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

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                  "AGENCY SECURITY" means a Mortgage-backed Security issued or guarantied by Fannie Mae, Freddie Mac or Ginnie Mae.

                  "AGREEMENT" means this Second Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  "APPROVED CUSTODIAN" means a pool custodian or other Person which is deemed acceptable to the Credit Agent from time to time in its sole discretion to hold a Mortgage Loan for inclusion in a Mortgage Pool or to hold a Mortgage Loan as agent for an Investor who has issued a Purchase Commitment for such Mortgage Loan.

                  "BUSINESS DAY" means any day excluding Saturday or Sunday and excluding any day on which national banking associations are closed for business.

                  "CALENDAR QUARTER" means the 3-month period beginning on any January 1, April 1, July 1, or October 1.

                  "CASH COLLATERAL ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Credit Agent for the benefit of the Lenders, and designated for receipt of the proceeds of the sale or other disposition of the Collateral.

                  "CHECK DISBURSEMENT ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Company and under the control of the Credit Agent for the clearing of checks written by the Company to fund the closing of Pledged Mortgage Loans.

                  "CLOSING DATE" means November __, 1999.

                  "COLLATERAL" has the meaning set forth in Section 3.3 hereof.

                  "COLLATERAL AGENCY AGREEMENT" means the agreement dated as of the date hereof between the Company, the Credit Agent, and the Collateral Agent substantially in the form of EXHIBIT L hereto, as the same may be amended or modified from time to time.

                  "COLLATERAL AGENT" means RFC, in its capacity as collateral agent for the Credit Agent under the Collateral Agency Agreement.

                  "COLLATERAL DOCUMENTS" means, with respect to each Mortgage
         Loan: (a) the Mortgage Note, the Mortgage, and all other documents executed in connection with or otherwise relating to the Mortgage Loan,
         (b) as applicable, the original lender's ALTA

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         Policy of Title Insurance or its equivalent, documents evidencing the
         FHA Commitment to Insure or the VA Guaranty, the appraisal, Private Mortgage Insurance, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker(s) of the Mortgage Note, the HUD-1 or corresponding purchase advice, and (c) any other documents that are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or which are customarily executed by the seller of a Mortgage Note to an Investor.

                  "COLLATERAL VALUE" means (a) with respect to any Eligible Loan as of the date of determination, the lesser of (i) the amount of any Advance made against such Eligible Loan under Section 2.1(c) hereof or
         (ii) the Fair Market Value of such Eligible Loan; or (b) in the event Pledged Mortgages have been exchanged for Agency Securities, the lesser of (i) the amount of any Advances outstanding against the Eligible Loans backing such Agency Securities or (ii) the Fair Market Value of such Pledged Securities; and (c) with respect to cash, the amount of such cash.

                  "COMMITMENT FEE" means a fee payable by the Company in consideration of each Lenders' issuance of its Maximum Commitment. The amount of the Commitment Fee, if any, is set forth in Section 2.8(a) hereof.

                  "COMMITMENT SUMMARY REPORT" has the meaning set forth in
         Section 6. 2 (d).

                  "COMMITTED PURCHASE PRICE" means for an Eligible Loan, the product of the Mortgage Note Amount multiplied by (a) the price (expressed as a percentage), as set forth in a Purchase Commitment for such Eligible Loan, or (b) in the event such Mortgage Loan is to be used to back an Agency Security, the price (expressed as a percentage), as set forth in a Purchase Commitment for such Agency Security.

                  "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

                  "CREDIT AGENT" means RFC, in its capacity as credit agent for the Lenders hereunder, and any successor pursuant to Section 9.9 hereof.

                  "CREDIT LIMIT" means at any date the sum of the Maximum Commitments of the Lenders at such date, with the initial Credit Limit being $90,000,000.

                  "CREDIT SCORE" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score calculated

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         using the Fair, Isaac consumer credit scoring system, as provided by a credit repository acceptable to the Credit Agent and the Investor that issued the Purchase Commitment covering the related Mortgage Loan.

                  "CURRENT RATIO" means the ratio of the current assets of the Company (and its Subsidiaries, on a consolidated basis) to the current liabilities of the Company (and its Subsidiaries, on a consolidated basis), each determined in accordance with GAAP; provided, however, current assets shall not include assets that were originated or acquired by the Company more than one year prior to the date of calculation of the current ratio.

                  "DEBT" means, with respect to any Person at any date, the sum of (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date, (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, and (c) to the extent not reflected on its financial statements, all amounts financed by such Person for the sale of Mortgage Loans, participation interests, and other assets under a repurchase agreement, participation agreement, Gestation Agreement, or other temporary financing arrangement; provided that for purposes of this Agreement, there shall be excluded from Debt at any date Subordinated Debt not due within one year of such date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

                  "DEFAULT" means the occurrence of any event or existence of any condition which, but for the giving of Notice, the lapse of time, or both, would constitute an Event of Default.

                  "DEFAULT RATE" has the meaning set forth in Section 2.6(e) hereof.

                  "DEPOSITORY BENEFIT" shall mean the compensation received by a Lender, directly or indirectly, as a result of the Company's maintenance of Eligible Balances with such Lender as its Designated Bank.

                  "DESIGNATED BANK" means any bank(s) designated from time to time by a Lender as a Designated Bank, but only for as long as the Lender has an agreement under which such Lender can receive a Depository Benefit.

                  "ELECTRONIC ADVANCE REQUEST" means an electronic transmission through RFConnects Delivery containing the same

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         information as EXHIBIT C-SF to this Agreement, together with the
         RFConnects Pledge Agreement, duly executed by the Company, and a list of the Mortgage Loans (including mortgagor's name, loan number and loan amount) to be funded with the Advance sent to the Lender by facsimile.

                  "ELIGIBLE BALANCES" means all funds of or maintained by the Company and its Subsidiaries in accounts at a Lender or Designated Bank, less balances to support float, reserve requirements, and such other reductions as may be imposed by governmental authorities from time to time.

                  "ELIGIBLE LOAN" means a Single Family Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia that is designated as such on EXHIBIT M attached hereto and made a part hereof.

                  "ELIGIBLE MORTGAGE POOL" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification (on the basis of which an Agency Security is to be issued), (b) there exists a Purchase Commitment covering such Agency Security, and (c) such Agency Security will be delivered to the Collateral Agent.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

                  "EVENT OF DEFAULT" means any of the conditions or events set forth in Section 8.1 hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "FAIR MARKET VALUE" means at any time for an Eligible Loan or the related Agency Security (if such Eligible Loan is to be used to back an Agency Security), (a) if such Eligible Loan or the related Agency Security is covered by a Purchase Commitment, the Committed Purchase Price, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by the Credit Agent based on market data for similar Mortgage Loans or Agency Securities and such other criteria as the Lender deems appropriate.

                  "FANNIE MAE" means Fannie Mae, a corporation created under the laws of the United States, and any successor thereto.

                  "FHA" means the Federal Housing Administration and any successor thereto.

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                  "FICA" means the Federal Insurance Contributions Act.

                  "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "FIRST MORTGAGE" means a Mortgage which constitutes a first Lien on the property covered thereby.

                  "FIRST MORTGAGE LOAN" means a Mortgage Loan secured by a First Mortgage.

                  "FREDDIE MAC" means Freddie Mac, a corporation created under the laws of the United States, and any successor thereto.

                  "FUNDING BANK" means Bank One, NA or any other bank designated from time to time by the Credit Agent.

                  "FUNDING BANK AGREEMENT" means the letter agreement substantially in the form of EXHIBIT K-1 hereto, or the letter agreement substantially in the form of EXHIBIT K-2 hereto.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GESTATION AGREEMENT" means an agreement under which the Company agrees to sell or finance (a) a Pledged Mortgage prior to the date of purchase by an Investor, or (b) a Mortgage Pool prior to the date an Agency Security backed by such Mortgage Pool is issued.

                  "GINNIE MAE" means the Government National Mortgage Association, an agency of the United States government, and any successor thereto

                  "HEDGING ARRANGEMENTS" means, with respect to any Person, any agreements or other arrangement (including, without limitation, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into by such Person to protect itself against changes in interest rates or the market value of assets.

                  "HUD" means the Department of Housing and Urban Development and any successor thereto.

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                  "HUD 203(K) MORTGAGE LOAN" means an FHA insured closed-end
         First Mortgage Loan secured by a First Mortgage, of which a portion will be used for the purpose of rehabilitating and/or repairing the related single family property, and which satisfies the definition of "rehabilitation loan" under 24 C.F.R. Section 203.50(a).

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in Section
         11.1 hereof.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

                  "INVESTOR" means Fannie Mae, Freddie Mac or a financially responsible private institution which is deemed acceptable by the Credit Agent from time to time in its sole discretion with respect to a particular category of Pledged Mortgages.

                  "LENDER" has the meaning set forth in the first paragraph of this Agreement.

                  "LIBOR" means, for each calendar week, the rate of interest per annum which is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for one (1) month periods of certain U.S. banks as of 11:00 a.m. London time on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. LIBOR shall be rounded, if necessary, to the next higher one sixteenth of 1/160. If such U.S. dollar LIBOR rates are not so offered or published for any period, then during such period LIBOR shall mean the London Interbank Offered Rate for one (1) month periods published on the first Business Day of each week on which the London Interbank market is open, in the Wall Street Journal in its regular column entitled "MONEY RATES."

                  "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Agency Agreement, any agreement of the Company relating to Subordinated Debt, and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

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                  "MAJORITY LENDERS" means at any date, one or more Lenders
         whose aggregate Percentage Shares are at least 66.67%. Notwithstanding the foregoing, if there are only 2 Lenders the term "Majority Lenders" shall, except for purposes of Section 8.2(c), include both of the Lenders.

                  "MANUFACTURED HOME" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site and which has been built in compliance with the National Manufactured Housing Construction and Safety Standards established by HUD.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATURITY DATE" shall mean the earlier of: (a) the close of business on August 31, 2000, as such date may be extended from time to time in writing by all the Lenders, in their sole discretion, on which date the Maximum Commitments shall expire of their own terms, and without the necessity of action by the Lenders, and (b) the date the Advances become due and payable pursuant to Section 8.1 below.

                  "MAXIMUM COMMITMENT" means, for any Lender at any date, that dollar amount designated as such opposite such Lender's name on EXHIBIT B hereto, as the same may be amended from time to time in accordance with this Agreement.

                  "MISCELLANEOUS CHARGES" has the meaning set forth in Section
         2.10 hereof.

                  "MORTGAGE" means a mortgage or deed of trust on improved and substantially completed real property (including, without limitation, real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to such manufactured home under applicable real property law).

                  "MORTGAGE-BACKED SECURITIES" means securities that are secured or otherwise backed by Mortgage Loans.

                  "MORTGAGE LOAN" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

                  "MORTGAGE NOTE" means a promissory note secured by a Mortgage.

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                  "MORTGAGE NOTE AMOUNT" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note
         (whether or not an additional amount is available to be drawn thereunder).

                  "MORTGAGE POOL" means a pool of one or more Pledged Mortgages on the basis of which there is to be issued a Mortgage-backed Security.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Company or a Subsidiary of the Company.

                  "NASDAQ" means National Association of Securities Dealers Automated Quotation system.

                  "NOTES" has the meaning set forth in Section 2.5 hereof.

                  "NOTICES" has the meaning set forth in Article 10 hereof.

                  "OBLIGATIONS" means any and all indebtedness, obligations and liabilities of the Company to the Lenders, the Credit Agent and the Collateral Agent (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owned with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

                  "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be acceptable to the Credit Agent and substantially in the form of EXHIBIT I-SF attached hereto.

                  "OPERATING ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Company and designated for funding that portion of each Eligible Loan not funded by an Advance made against such Eligible Loan and for returning any excess payment from an Investor for a Pledged Mortgage or Pledged Security.

                  "PARTICIPANT" has the meaning set forth in Section 13.3 hereof.

                  "PERCENTAGE SHARE" means, for any Lender at any date, that percentage which such Lender's Maximum Commitment bears to the Credit Limit.

                  "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PLANS" has the meaning set forth in Section 5.12 hereof.

                  "PLEDGED MORTGAGES" has the meaning set forth in Section 3.3(a) hereof.

                  "PLEDGED SECURITIES" has the meaning set forth in Section 3 . 3(b) hereof.

                  "PRIOR RFC CREDIT AGREEMENT" has the meaning set forth in the recitals hereto.

                  "PURCHASE COMMITMENT" means a written commitment, in form and substance satisfactory to the Credit Agent, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

                  "RELEASE AMOUNT" has the meaning set forth in Section 3.4(g) hereof.

                  "RFC" means Residential Funding Corporation, a Delaware corporation, and any successor thereto.

                  "RFCONNECTS DELIVERY" means the Lender's proprietary service to support the electronic exchange of information between the Lender and the Company, including, but not limited to, Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

                  "RFCONNECTS PLEDGE AGREEMENT" means a pledge agreement in the form of Exhibit P to the Agreement.

                  "SECOND MORTGAGE" means a Mortgage which constitutes a second Lien on the property covered thereby.

                  "SECOND MORTGAGE LOAN" means a closed-end Mortgage Loan secured by a Second Mortgage, which is not a Title I Mortgage Loan or a High LTV Mortgage Loan.

                  "SECURED PARTIES" has the meaning set forth in Section 3.1 hereof.

                  "SERVICING CONTRACT" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

                  "SERVICING PORTFOLIO" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by such Person under Servicing Contracts.

                  "SINGLE FAMILY MORTGAGE LOAN" means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

                  "STATEMENT DATE" means the date of the most recent financial statements of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) delivered to the Lenders under the terms of this Agreement.

                  "SUBLIMIT" means the aggregate amount of Advances (expressed as a dollar amount or as a percentage of the Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

                  "SUBORDINATED DEBT" means (a) all indebtedness of the Company for borrowed money which is effectively subordinated in right of payment to all other present and future Obligations either (i) pursuant to a Subordination of Debt Agreement in the form of EXHIBIT F hereto or
         (ii) otherwise on terms acceptable to the Credit Agent, and (b) solely for purposes of Section 7.4 hereof, all indebtedness of the Company which is required to be subordinated by Section 4.1(b) or Section 6.10 hereof.

                  "SUBSIDIARY" means any corporation, association or other business entity in which more than 50% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SWINGLINE ADVANCE" means an Advance made by the Swingline Lender under Section 2.2 hereof.

                  "SWINGLINE FACILITY AMOUNT" means the maximum amount of Swingline Advances to be made by the Swingline Lender from time to time, but not to exceed the then undisbursed portion of the aggregate Maximum Commitment of all the Lenders.

                  "SWINGLINE LENDER" means RFC.

                  "SWINGLINE NOTE" has the meaning set forth in Section 2.5 hereof.

                  "TANGIBLE NET WORTH" means with respect to any Person at any date, the excess of the total assets of such Person over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.2 hereof, plus that portion of Subordinated Debt not due within one year of such date; provided that, for purposes of calculating Tangible Net Worth, there shall be excluded from total assets advances or loans to shareholders, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person, intangible assets, those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees" and other assets deemed unacceptable by the Majority Lenders in their sole discretion.

                  "TITLE I MORTGAGE LOAN" means an FHA co-insured closed-end First Mortgage Loan or Second Mortgage Loan which is underwritten in accordance with HUD underwriting standards for the Title I Property Improvement Program as set forth in and which is reported for insurance under the Mortgage Insurance Program authorized and administered under Title I of the National Housing Act of 1934, as amended and the regulations promulgated thereunder.

                  "TRUST RECEIPT" means a trust receipt in a form approved by the Credit Agent and pursuant to which the Collateral Agent may deliver any document relating to the Collateral to the Company for correction or completion.

                  "VA" means the U.S. Department of Veterans Affairs and any successor thereto.

                  "WAREHOUSING FEE" has the meaning set forth in Section 2.9 hereof.

                  "WAREHOUSE PERIOD" means, for any Eligible Loan, the maximum number of days an Advance against that type of Eligible Loan is permitted to remain outstanding as set forth on EXHIBIT M attached to this Agreement.

                  "WAREHOUSING PROMISSORY NOTE" means the promissory note evidencing the Company's Obligations with respect to Advances made against Eligible Loans, in the form of EXHIBIT A-1 attached hereto.

                  "WET SETTLEMENT ADVANCE" means an Advance pursuant to Section 2.3(b) of this Agreement, in respect of the closing or settlement of a Mortgage Loan, for which the Collateral Documents have not yet been delivered to the Collateral Agent; however, the term "Wet Settlement Advance" shall no longer apply to the Advance once the Lender has received all of the Collateral Documents as provided in
         Section 2.2 (b) and the applicable Exhibit referenced therein.

                  "WIRE DISBURSEMENT ACCOUNT" means a demand deposit account maintained at the Funding Bank in the name of the Credit Agent for the clearing of wire transfers requested by the Company to fund the closing of Pledged Mortgages.

                  "YEAR 2000 PROBLEM" means the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999.

                  1.2 OTHER DEFINITIONAL PROVISIONS.

                  1.2(a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

                  1.2(b) Defined terms may be used in the singular or the plural, as the context requires.

                  1.2(c) All references to time of day shall mean the then applicable time in Chicago, Illinois, unless expressly provided to the contrary.

2.       THE CREDIT.

                  2.1 CREDIT LIMIT.

                  2.1(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lenders agree, severally, and not jointly, from time to time during the period from the Closing Date, but not including, the Maturity Date, to make Advances to the Company, pro rata in accordance with their respective Percentage Shares, provided the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Credit Limit. Within the Credit Limit, the Company may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Notes and for the performance of all the Obligations. On the date of this Agreement, the Company shall be deemed to have requested Advances in an amount sufficient to repay in full the outstanding principal amount of the loans outstanding under the Prior RFC Credit Agreement.

                  2.1(b) Advances shall be used by the Company solely for the purpose of funding the acquisition or origination of Eligible Loans and shall be made at the request of the Company, in the manner hereinafter provided in Section 2.3 hereof, against the pledge of such Eligible Loans as Collateral therefor. The limitations on the use of Advances set forth on EXHIBIT M attached hereto and made a part hereof shall be applicable. In addition, the following limitations on the use of Advances shall be applicable:

                           (1) No Advance shall be made against any Mortgage
                  Loan which was closed more than 60 days prior to the date of the requested Advance.

                           (2) No Advance shall be made against a Mortgage Loan
                  other than a Mortgage Loan secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

                  2.1(c) No Advance shall exceed the following amount applicable to the type of Eligible Loan at the time it is pledged to secure an Advance hereunder:

                           (1) For an Eligible Loan pledged hereunder, the
                  amount set forth on EXHIBIT M attached hereto and made a part hereof.

                  2.2 SWINGLINE FACILITY AMOUNT. On the terms and subject to the conditions set forth herein, the Swingline Lender agrees that from time to time up to, but not including, the Maturity Date, it may agree to make Advances requested by the Company in amounts not to exceed the Swingline Facility Amount. Such Swingline Advances shall be evidenced by the Swingline Note. A Swingline Advance shall bear interest, from the date of such Swingline Advance, until paid in full, at the Floating Rate. The Lenders hereby agree to purchase from the Swingline Lender an undivided participation interest in all outstanding Swingline Advances held by the Swingline Lender at any time in an amount equal to each Lender's Percentage Share of such Swingline Advances. The Swingline Lender may at any time in its sole and absolute discretion (and shall no less frequently than weekly and upon the acceleration of the Obligations following an Event of Default) request the Lenders to make Advances in principal amounts equal to their Percentage Shares in the aggregate amount necessary to repay the outstanding Swingline Advances; each Lender absolutely and unconditionally agrees to fund such Advances, regardless of any Default or Event of Default or other condition that would otherwise excuse such Lender from funding Advances, provided that no Lender shall be required to make Advances to repay Swingline Advances which would cause such

         Lender's aggregate Advances then outstanding to exceed the amount of such Lender's Maximum Commitment. Each Lender shall deliver each such Advance directly to the Swingline Lender in immediately available funds at the office of the Credit Agent by 12:00 noon on the day of the request therefor by the Swingline Lender, if such request is made on or before 11:00 a.m., or by 9:00 a.m. on the first (1st) Business Day following such request therefor, if such request is made after 11:00 a.m., and each such Advance shall be promptly applied against the outstanding Swingline Advances. At any time following the receipt of funds from all the Lenders, and no less than weekly, the Credit Agent shall deliver to each Lender a certificate in the form of EXHIBIT N attached hereto (the "Advance Certificate"), certified by the Credit Agent.

                  2.3 PROCEDURES FOR OBTAINING ADVANCES.

                           2.3(a) The Company may obtain an Advance hereunder,
                  subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section 2.3 and in EXHIBIT D-SF with respect to Advances, attached hereto and made a part hereof including the delivery of all documents listed in EXHIBIT D-SF, as applicable (the "Collateral Documents") to the Collateral Agent. Requests for Advances shall be initiated by the Company by delivering to the Credit Agent, with a copy to the Collateral Agent (unless they are the same Person), no later than 1 Business Day prior to any Business Day that the Company desires to borrow hereunder, a completed and signed request for an Advance (an "Advance Request") on the then current form approved by the Credit Agent. The current forms in use by the Credit Agent is EXHIBIT C-SF for Advances, attached hereto and made a part hereof. The Credit Agent shall have the right, on not less than 3 Business Days' prior Notice to the Company, to modify any of said Exhibits to conform to current legal requirements or Credit Agent practices, and, as so modified, said Exhibits shall be deemed a part hereof. If the Credit Agent and the Collateral Agent are the same Person, the Company shall only be required to be deliver the Advance Request to the Credit Agent.

                           2.3(b) In the case of any Wet Settlement Advance, the
                  Company shall follow the procedures and, at or prior to the Lenders' making of such Wet Settlement Advance, shall deliver to the Collateral Agent the documents set forth in EXHIBIT D-SF hereto. In the case of a Mortgage Loan financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents required to be delivered to the Collateral Agent within 7 Business Days after the date of the Wet Settlement Advance relating thereto.

                           2.3(c) The Collateral Agent shall have 1 Business Day
                  under ordinary circumstances to (i) examine the Collateral Documents (ii)reject Collateral that does not meet the requirements of this Agreement and (iii) verify the Advance amount. Unless the Collateral Agent and the Credit Agent are the same Person, before the Credit Agent funds any requested Advance, the Credit Agent shall have received from the Collateral Agent Notice (telephonic followed by written notice) of the amount that may be advanced pursuant to Section 2.1(c).

                           2.3(d) The Company shall hold in trust for the
                  Lenders, and the Company shall deliver to the Collateral Agent promptly upon request, or if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by the Company of such recorded Collateral Documents, and the Pledged Mortgage is not being held by an Investor for purchase or has not been redeemed from pledge, the following: (1) the originals of the Collateral Documents for which copies are required to be delivered to the Collateral Agent pursuant to EXHIBIT D-SF, (2) the original lender's ALTA Policy of Title Insurance or an equivalent thereto, and (3) any other documents relating to a Pledged Mortgage which the Collateral Agent or Credit Agent may request, including, without limitation, documentation evidencing the FHA Commitment to Insure or the VA Guaranty of any Pledged Mortgage which is either FHA insured or VA guaranteed, the appraisal, Private Mortgage Insurance Certificate, if applicable, the Regulation Z Statement, certificates of casualty or hazard insurance, credit information on the maker of each such Mortgage Note, a copy of a HUD-1 or corresponding purchase advice and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor and any additional documents which are customarily executed by the seller of a Mortgage Note to an. Investor.

                           2.3(e) Neither the Credit Agent nor the Collateral
                  Agent nor any Lender shall incur any liability to the Company in acting upon any telephone notice, referred to in this Agreement, that the Credit Agent, the Collateral Agent or such Lender believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of the Company or for otherwise acting in good faith under this Section. Upon the funding of Advances by the Lenders in accordance with this Agreement pursuant to any telephonic notice, the Company shall have effected borrowings hereunder. Once made in any form permitted hereunder, an Advance Request shall be irrevocable, and the Company shall be bound to accept an Advance in accordance therewith. However, the Company may ask to revoke the Advance Request by giving telephone notice, electronic notice or other Notice to both the Credit Agent and the Collateral Agent; then, if both the Credit Agent and the Collateral Agent (each acting in its sole and absolute discretion) concur, they may consider the Advance Request revoked.

                           2.3(f) To make an Advance, the Credit Agent shall
                  cause the Funding Bank to credit either the Wire Disbursement Account or the Check Disbursement Account upon compliance by the Company with the terms of the Loan Documents. The Credit Agent shall determine in its sole discretion the method by which Advances and other amounts on deposit in the Wire Disbursement Account are disbursed by the Funding Bank to or for the account of the Company.

                           2.3(g) If, pursuant to the authorization given by
                  the Company in the Funding Bank Agreement, for the purpose of funding a Mortgage Loan against which the Credit Agent has made an Advance in accordance with a Request for Advance (i) the Credit Agent debits the Company's Operating Account at the Funding Bank to the extent necessary to cover a wire to be initiated by the Credit Agent, or (ii) the Credit Agent directs the Funding Bank to honor a check drawn by the Company on its Check Disbursement Account at the Funding Bank, and such debit or direction results in an overdraft, the Swingline Lender may make an additional Swingline Advance to fund such overdraft.

                           2.3(h) Upon an Event of Default, and without the
                  necessity of prior demand or notice from the Credit Agent, the Company authorizes the Credit Agent to cause the Funding Bank to charge the Company's Operating Account for any Obligations due and owing the Lenders.

                  2.4 NON-RECEIPT OF FUNDS BY THE CREDIT AGENT. If the Credit Agent receives notice from a Lender that such Lender does not intend to make its Percentage Share of any Advance, neither the Credit Agent nor any other Lender shall have any obligation to fund such Lender's Percentage Share. Notwithstanding the foregoing, unless a Lender notifies the Credit Agent by 12:00 noon on the date of a proposed Advance that it does not intend to make its Percentage Share of such Advance at such time and on such date available to the Credit Agent, the Credit Agent may assume that such Lender will make such amount available to the

         Credit Agent to be advanced to the Company, and in reliance on such assumption, the Credit Agent may, at its option, make a corresponding amount available to the Company.

                           2.4(a) If the Credit Agent makes such corresponding
                  amount available to the Company and such amount is not made available to the Credit Agent by such Lender by close of business on the date of the Advance, such Lender shall pay such amount to the Credit Agent upon demand plus interest to the date of payment at the rate per annum equal to per annum over the Federal Funds Rate.

                           2.4(b) If such Lender fails to pay as provided
                  herein, the Company shall pay such amount to the Credit Agent upon demand plus interest (at the rate applicable to the Company for such Advance) to the date of repayment.

                           2.4(c) Nothing in this Subsection shall relieve any
                  Lender from its obligation to fund its Percentage Share of any Advance, or prejudice any rights the Company may have against any Lender as a result of such Lender's failure to make its Percentage Share of any Advance available to the Company.

                  2.5 NOTES. The Company's Obligations in respect of Advances shall be evidenced by Warehousing Promissory Notes of the Company in favor of each Lender, substantially in the form of EXHIBIT A-1 attached hereto, and a promissory note (the "Swingline Note") of the Company in favor of the Swingline Lender in the form of EXHIBIT A-2 attached hereto (collectively, the "Notes"). The terms "Warehousing Promissory Note," "Swingline Note," "Note" or "Notes" shall include all extensions, renewals and modifications of the Notes and all substitutions therefor. All terms and provisions of the Notes are hereby incorporated herein.

                  2.6 INTEREST PAYMENTS.

                           2.6(a) Except as otherwise provided in Section 2.6(d)
                  or Section 2.6(e) hereof, the unpaid amount of each Advance against an Eligible Loan shall bear interest at the rate(s) per annum set forth on EXHIBIT M attached hereto and made a part hereof.

                           2.6(b) [intentionally omitted]

                           2.6(c) Interest shall be computed on the basis of a
                  360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Maturity Date.

                           2.6(d) If, for any reason, no interest is due on an
                  Advance, the Company agrees to pay to the Credit Agent an administrative fee equal to 1 day of interest on such Advance at the rate of interest applicable to such Advance, as in effect on the date of such Advance. Administrative and other fees shall be due and payable in the same manner as interest is due and payable hereunder.

                           2.6(e) Upon Notice to the Company, after the
                  occurrence and during the continuation of an Event of Default, the Credit Agent may give Notice to the Company that the unpaid amount of each Advance shall bear interest until paid in full at a per annum rate of interest (the "Default Rate") equal to 4% in excess of the rate of interest otherwise applicable to the Advance or, if no rate is applicable, the highest rate then applicable to any outstanding Advances.

                           2.6(f) The floating rates of interest provided for in
                  this Agreement will be adjusted as of the effective date of each change in the applicable index. The Lender's determination of such rates as of any date of determination shall be conclusive and binding, absent manifest error.

                  2.7 PRINCIPAL PAYMENTS.

                           2.7(a) The outstanding principal amount of all
                  Advances shall be payable in full on the Maturity Date.

                           2.7(b) The Company shall have the right to prepay the
                  outstanding Advances in whole or in part, from time to time, without premium or penalty.

                           2.7(c) The Company shall be obligated to pay to the
                  Credit Agent for the pro rata benefit of the Lenders, without the necessity of prior demand or notice from the Credit Agent, and the Company authorizes the Credit Agent to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

                                    (1) One (1) Business Day elapses from the
                           date an Advance was made and the Pledged Mortgage which was to have been funded by such Advance is not closed and funded.

                                    (2) Ten (10) Business Days elapse from the
                           date a Collateral Document was delivered to the Company for correction or completion under a Trust Receipt, without being returned to the Credit Agent.

                                    (3) On the date on which a Pledged Mortgage
                           is determined to have been originated based on untrue, incomplete or inaccurate information, whether or not the Company had knowledge of such misrepresentation or incorrect information, or the Pledged Mortgage is defaulted and remains in default for a period of 60 days or more.

                                    (4) For a Mortgage Loan covered by a
                           Purchase Commitment at the time pledged hereunder, 3 Business Days after the mandatory delivery date of the related Purchase Commitment and the specific Pledged Mortgage or the Pledged Security backed thereby was not delivered under the Purchase Commitment prior to such mandatory delivery date, or the Purchase Commitment is terminated; unless in each case, such Pledged Mortgage or Pledged Security is eligible for delivery to an Investor under a comparable Purchase Commitment acceptable to the Lender.

                                    (5) Upon sale or other disposition of the
                           Pledged Mortgage or, if a Pledged Mortgage is included in an Eligible Mortgage Pool, upon sale or other disposition of the related Agency Securities.

                                    (6) On the date on which the Company knows,
                           or has reason to know, or receives notice from the Lender, that one or more of the representations and warranties set forth in Section 5.15 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                  2.7(d) Upon Notice to the Company by the Credit Agent, the Company shall be obligated to pay to the Credit Agent for the pro rata benefit of the Lenders, and the Company authorizes the Credit Agent to cause the Funding Bank to charge the Company's Operating Account for, the amount of any outstanding Advance against a specific Pledged Mortgage, upon the earliest occurrence of any of the following events:

                                    (1) For any Pledged Mortgage, the number of
                           days set forth for the applicable type of Eligible Loan on EXHIBIT M attached hereto and made a part hereof as the "Warehouse Period" elapse from the date of the initial

                           Advance made by the Credit Agent against such Pledged Mortgage.

                                    (2) For any Pledged Mortgage secured by a
                           Second Mortgage, payment of any lien prior to such Pledged Mortgage is delinquent, and remains delinquent for a period of 60 days or more.

                                    (3) Forty-five (45) days elapse from the
                           date the Pledged Mortgage was delivered to an Investor or an Approved Custodian for examination and purchase or inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of the Pledged Mortgage as unsatisfactory by an Investor or an Approved Custodian.

                                    (4) Seven (7) Business Days elapse from the
                           date a Wet Settlement Advance was made without receipt by the Collateral Agent of all Collateral Documents relating to such Pledged Mortgage, or such Collateral Documents, upon examination by the Collateral Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                                    (5) With respect to any Pledged Mortgage,
                           any of the items described in Section 2.2(d), upon examination by the Collateral Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                           2.7(e) The outstanding amount of any Advance made
                  pursuant to Section 2.3(g) shall be payable in full within 1 Business Day after the date of such Advance.

                           2.7(f) In addition to the payments required pursuant
                  to Sections 2.7(c), 2.7(d), if the principal amount of any Pledged Mortgage is prepaid in whole or in part while an Advance is outstanding against such Pledged Mortgage, the Company shall be obligated to pay to the Credit Agent, without the necessity of prior demand or notice from the Credit Agent, and the Company authorizes the Credit Agent to cause the Funding Bank to charge the Company's Operating Account for the amount of such prepayment, to be applied to such Advance.

                           2.7(g) The proceeds of the sale or other disposition
                  of Pledged Mortgages and Pledged Securities shall be paid directly by the Investor to the Cash Collateral Account. The Company shall give Notice to the Collateral Agent of the Pledged Mortgages or Pledged Securities for which proceeds have been received. The Company may give the Notice through RFConnects Delivery; otherwise, the Notice shall be by telephone, followed by written confirmation thereof. Upon receipt of such Notice, the Advances against such Pledged Mortgages or the Pledged Securities shall be repaid from such proceeds and such Pledged Mortgages or Pledged Securities shall be considered to have been redeemed from pledge. The Credit Agent is entitled to rely upon the Company's affirmation that deposits in the Cash Collateral Account represent payment from Investors for the purchase of Pledged Mortgages or Pledged Securities as specified by the Company. In the event that the payment from an Investor for the purchase of Pledged Mortgages or Pledged Securities is less than the outstanding Advances against such Pledged Mortgages or the Mortgage Loans backing Pledged Securities, the Credit Agent is authorized to cause the Funding Bank to charge the Company's Operating Account for an amount equal to such deficiency. Provided no Default or Event of Default exists, the Credit Agent shall return any excess payment from an Investor for Pledged Mortgages or Pledged Securities to the Company.

                           2.7(h) Prior to the occurrence of an Event of Default
                  and acceleration of all Advances outstanding hereunder or termination of the commitments of the Lenders to make Advances hereunder, amounts received by the Credit Agent as proceeds of the sale or other disposition of Pledged Mortgages or Pledged Securities and, including without limitation, all amounts from time to time deposited in the Cash Collateral Account, shall be allocated among the Lenders as follows:

                                    (1) First, to the Swingline Lender until the
                           principal amount of the Swingline Advances have been paid in full; and

                                    (2) Second, pro rata to the Lenders in
                           accordance with their respective Percentage Shares, until the principal amount of the Advances initially made against such Pledged Mortgages has been paid in full;

                  Unless the Advances outstanding against such sold or disposed of Pledged Mortgages or Pledged Securities are Swingline Advances, the application of repayment amounts to the Swingline Advances under this Section 2.7 (h) shall be deemed to be (i) a repayment by the Company of the Advances outstanding against such Pledged Mortgages or Pledged

                  Securities and (ii) a refunding by the Lenders of other Swingline Advances through Advances made by the Lenders in accordance with Section 2.2 hereof.

                           2.7(i) Following the occurrence of an Event of
                  Default and acceleration of any Obligations outstanding hereunder or termination of the commitments of the Lenders to make Advances hereunder, all amounts received by the Credit Agent on account of the Obligations shall be disbursed by the Credit Agent in accordance with the provisions of Section 8.3 hereof.

                           2.8 FEES. The Company shall pay the following fees:

                           2.8(a) To each Lender, through the Credit Agent, a
                  Commitment Fee in the amount of 1/8% per annum of the amount of such Lender's Maximum Commitment, which Commitment Fee shall be paid quarterly in advance and shall be computed on the basis of a 365-day year and applied to the actual number of days elapsed in such Calendar Quarter. On the Closing Date, the Company shall pay the prorated portion of the quarterly Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. If any Lender increases its Maximum Commitment, or if an Additional Lender becomes a party hereto, the Company shall pay the Commitment Fee on the amount of such increase or the amount of such Additional Lender's Maximum Commitment from the effective date thereof to the last day of the current Calendar Quarter. In all other cases, the Company shall make quarterly payments of the Commitment Fee on the first day of each Calendar Quarter. If the Maturity Date is other than the last day of a Calendar Quarter, the Company shall pay the prorated portion of the quarterly Commitment Fee due from the beginning of the then current Calendar Quarter to and including the Maturity Date. The Company shall not be entitled to a reduction in the amount of the Commitment Fee in the event the amount of any Lender's Maximum Commitment is reduced at the request of the Company, or in the event that any Lender's Maximum Commitment is terminated prior to its stated expiration date as a result of an Event of Default hereunder. If the commitments of the Lenders hereunder terminate prior to the Maturity Date, the unpaid balance of the Commitment Fee shall be due and payable in full on the date of such termination. However, if there has been no Default and the Commitment is terminated, upon Company's payment of the outstanding obligations, at Company's request, no additional Commitment Fee installment will be due. Nonetheless, the Company will not be entitled to a refund of a Commitment Fee installment once paid,

                  Despite any early termination or reduction of the Commitment.

                           2.8(b) To the Collateral Agent, for its own account,
                  such fees as shall be required under the Collateral Agency Agreement.

                           2.8(c) To the Credit Agent, for its own account, such
                  fees as shall be separately agreed between the Company and the Credit Agent.

                           2.8(d) To the Credit Agent for the benefit of the
                  Lenders, such fees as shall be separately agreed between the Company and the Lenders.

                  2.9 WAREHOUSING FEES. The Company agrees, at the time of each Advance, to pay to the Collateral Agent a Warehousing Fee for each such Mortgage Loan pledged as Collateral for such Advance in such amount as shall be separately agreed between the Company and the Collateral Agent.

                  2.10 MISCELLANEOUS CHARGES. In addition to all fees payable pursuant to Section 2.8 hereof, the Company agrees to reimburse the Credit Agent for miscellaneous charges and expenses (collectively, "Miscellaneous Charges") incurred by or on behalf of the Credit Agent in connection with the handling and administration of Advances, and to reimburse the Collateral Agent for Miscellaneous Charges incurred by or on behalf of the Collateral Agent in connection with the handling and administration of the Collateral. For the purposes hereof, Miscellaneous Charges shall include, but not be limited to, costs for UCC, tax lien and judgment searches conducted by the Lender, filing fees, charges for wire transfers, check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service charges and Designated Bank Charges. Miscellaneous Charges are due when incurred, but shall not be delinquent if paid within 30 days after receipt of an invoice or an account analysis statement from the Credit Agent or the Collateral Agent, as the case may be.

                  2.11 INTEREST LIMITATION. All agreements between the Company and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Agreement or the Notes or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use, forbearance, loaning or retention of the Advances secured by this Agreement exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions hereof or of the Notes, or any other document securing this Agreement at any time given shall involve transcending the limit of validity prescribed by law, then, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lenders should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of interest shall be applied to the reduction of the principal balance secured by the Notes and not to the payment of interest thereunder. This provision shall control every other provision of all agreements between the Company and Lenders and shall also be binding upon and available to any subsequent holder of the Notes.

                  2.12 INCREASED COSTS; CAPITAL REQUIREMENTS. In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

                           2.12(a) Does or shall subject any Lender to any tax
                  of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of such Lender by the jurisdiction in which such Lender's principal office is located);

                           2.12(b) Does or shall impose, modify or hold
                  applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

                  and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, the Company shall promptly pay any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by such Lender with respect to this Agreement or Advances made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Company through the Credit Agent of the event by reason of which it has become so entitled and the Company shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through the Credit Agent, to the Company shall be conclusive in the absence of manifest error. The obligations of the Company under this Section shall survive the payment of all other obligations and the termination of this Agreement.

                  2.13 BILLING AND PAYMENT.

                           2.13(a) The Credit Agent shall on or before the 5th
                  Business Day of each month deliver to the Company billings for interest due and payable. On or before the 10th Business Day of each month, the Company shall pay to the Credit Agent the full amount of interest and fees billed for the immediately preceding month.

                           2.13(b) All payments made on account of the
                  Obligations shall be made by the Company to the Credit Agent for distribution to the Lenders, except for Balance Deficiency Fees, which shall be made directly to the applicable Lender, and fees payable to the Credit Agent or the Collateral Agent for its own account. All payments made on account of the Obligations shall be made without setoff or counterclaim, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, and must be received by the Credit Agent by 12:00 noon on the day of payment, it being expressly agreed and understood that if a payment is received after 12:00 noon by the Credit Agent such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable by the Company at the then applicable rate during such extension. No principal payments resulting from the sale of Pledged Mortgages or Pledged Securities shall be deemed to have been received by the Credit Agent until the Collateral Agent has also received the Notice required under
                  Section 2.7 (g) hereof. All payments shall be made in lawful money of the United States of America in immediately available funds transferred via wire to accounts designated by the Credit Agent from time to time. If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable on Advances so extended at the then applicable rate during such extension.

                           2.13(c) All amounts received by Credit Agent on
                  account of the Obligations (except amounts received in respect of fees or expenses payable hereunder to the Credit Agent or the Collateral Agent for their own accounts or amounts payable to the Swingline Lender for Swingline Advances) shall be disbursed to the Lenders by wire transfer on the date of receipt if received by Credit Agent by the applicable deadlines for payment thereof as specified in Section 2.13(b) hereof, or if received later, by 12:00 noon on the next succeeding Business Day, without any interest payable by the Credit Agent thereon.

                  2.14 EXPIRATION OF COMMITMENTS. Unless extended or terminated earlier as permitted hereunder, the Commitments shall expire of their own terms; and without the necessity of action by the Credit Agent, at the close of business on the Maturity Date.

3.       COLLATERAL.

                  3.1 APPOINTMENT OF COLLATERAL AGENT. Pursuant to the Collateral Agency Agreement, RFC has been appointed as Collateral Agent to act as agent, bailee, and custodian for the exclusive benefit of the Lenders and the Credit Agent (collectively, the "Secured Parties") with respect to the Collateral.

                  3.2 DELIVERY OF COLLATERAL. As described in Section 2.3 hereof and in the Collateral Agency Agreement, from time to time the Company shall deliver Collateral or cause Collateral to be delivered to the Collateral Agent hereunder.

                  3.3 GRANT OF SECURITY INTEREST. As security for the payment of the Notes and for the performance of all of the Company's Obligations, the Company hereby assigns and transfers to the Credit Agent, for the pro rata benefit of the Secured Parties, all right, title and interest in and to, and grant a security interest to the Credit Agent, for the pro rata benefit of the Secured Parties, in, the following described property (the "Collateral"):

                           3.3(a) All Mortgage Loans, including all Mortgage
                  Notes and Mortgages evidencing or securing such Mortgage Loans, which from time to time are delivered or caused to be delivered to the Collateral Agent (including delivery to a third party on behalf of the Collateral Agent), come into the possession, custody or control of any of the Lenders, the Credit Agent or the Collateral Agent for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lenders hereunder, including without limitation all Mortgage Loans in respect of which Wet

                  Settlement Advances have been made by the Credit Agent (the "Pledged Mortgages").

                           3.3(b) All Mortgage-backed Securities which are from
                  time to time created in whole or in part on the basis of the Pledged Mortgages or are delivered or caused to be delivered to, or are otherwise in the possession of the Collateral Agent or its agent, bailee or custodian as assignee, or pledged to the Collateral Agent, or for such purpose are registered by book-entry in the name of, the Collateral Agent (including delivery to or registration in the name of a third party on behalf of the Lender) hereunder or in respect of which from time to time an Advance has been made by the Lenders hereunder (the "Pledged Securities").

                           3.3(c) All private mortgage insurance and all
                  commitments issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages or the Pledged Securities and all proceeds resulting from the sale thereof to Investors pursuant thereto; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts, and general intangibles of whatsoever kind relating to the Pledged Mortgages, the Pledged Securities, said FHA commitments or VA commitments and the Purchase Commitments, and all other documents or instruments relating to the Pledged Mortgages and the Pledged Securities, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

                           3.3(d) All right, title and interest of the Company
                  in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of the Company relating to the Collateral.

                           3.3(e) All right, title and interest of the Company
                  in and to any Hedging Arrangements entered into to protect the Company against changes in the value of the Collateral, including without limitation, all rights to payment arising under such Hedging Arrangements.

                           3.3 (f) All now existing or hereafter acquired cash
                  delivered to or otherwise in the possession of the Credit Agent, the Collateral Agent or their agents, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Credit Agent, including, without limitation, all cash deposited in the Cash Collateral Account.

                           3.3(g) All cash and non-cash proceeds of the
                  Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds thereof.

                  3.4 RELEASE OF SECURITY INTEREST IN COLLATERAL.

                           3.4 (a) Pledged Mortgages shall be released from the
                  Credit Agent's security interest only against payment to the Credit Agent of the Release Amount in connection with such Pledged Mortgages.

                           3.4 (b) If Pledged Mortgages are to be transferred to
                  a pool custodian or to Freddie Mac or Fannie Mae for inclusion in a Mortgage Pool, the Credit Agent's security interest in such Pledged Mortgages shall be released only against payment to the Credit Agent of the Release Amount in connection with such Pledged Mortgages. If the Credit Agent's security interest in the Pledged Mortgages comprising the Mortgage Pool is not released prior to the issuance of the Mortgage-backed Security, then the Mortgage-backed Security, when issued, shall be a Pledged Security. The Credit Agent's security interest shall continue in such Pledged Mortgages and the Pledged Security. The Credit Agent shall be entitled to possession of such Pledged Security in the manner provided below.

                           3.4(c) If Pledged Mortgages are transferred to an
                  Approved Custodian and included in an Eligible Mortgage Pool, the Credit Agent's security interest in the Pledged Mortgages comprising the Eligible Mortgage Pool shall be released upon the issuance of the Mortgage-backed Security, which shall be a Pledged Security. The Credit Agent's security interest in such Pledged Security shall be released only against payment to the Credit Agent of the Release

                  Amount in connection with the Pledged Mortgages backing such Pledged Security. The Credit Agent shall be entitled to possession of such Pledged Security in the manner provided below.

                           3.4(d) The Collateral Agent shall have the exclusive
                  right to the possession of the Pledged Securities or, if the Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, the Credit Agent shall have the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of the Credit Agent. The Credit Agent shall have the right to cause delivery of the Pledged Securities to be made to the Investor or the Pledged Securities credited to the account of the Investor or the Investor's designee only against payment therefor. The Company acknowledges that the Credit Agent may enter into one or more standing arrangements with other financial institutions with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation, pursuant to which such Pledged Securities are registered in the name of such financial institution, as agent or securities intermediary for the Credit Agent, and the Company agrees upon request of the Lender, to execute and deliver to such other financial institutions the Company's written concurrence in any such standing arrangements.

                           3.4 (e) Prior to the occurrence of an Event of
                  Default, the Company may redeem a Pledged Mortgage or Pledged Security from the Credit Agent's security interest by notifying the Credit Agent of its intention to redeem such Pledged Mortgage or Pledged Security from pledge and either
                  (a) paying, or causing an Investor to pay, to the Credit Agent, for application to prepayment of the principal balance of the Notes, the Release Amount in connection with such Pledged Mortgage or Pledged Security, or (b) delivering substitute Collateral which, in addition to being acceptable to the Collateral Agent in its sole discretion will, when included with the Collateral, result in a Collateral Value of all Collateral held by the Collateral Agent which is at least equal to the aggregate outstanding Advances.

                           3.4(f) Following the occurrence of a Default or Event
                  of Default, unless otherwise instructed by the Majority Lenders, the Credit Agent may, with no liability to the Company or any Person, continue to release its security interest in any Pledged Mortgage or Pledged Security against payment of the Release Amount in connection with such Pledged Mortgage or Pledged Security. Following the occurrence of a Default or Event of Default, at the direction of all the Lenders and with no liability to Company or any Person, the Credit Agent shall refuse to release its security interest in any item of Collateral and shall instruct the Collateral Agent to cease the delivery of Collateral to the Company or any Person.

                           3.4 (g) The Release Amount in connection with any
                  Pledged Mortgage shall be (i) prior to the occurrence of an Event of Default and the receipt by the Credit Agent of instructions from the Majority Lenders to exercise its remedies as provided in Section 8.2 hereof, the principal amount of the Advances made against such Pledged Mortgage, and
                  (ii) from and after the occurrence and during the continuance of an Event of Default and receipt by the Credit Agent of instructions from the Majority Lenders to exercise its remedies as provided in Section 8.2 hereof, the Committed Purchase Price of such Pledged Mortgage or, if there is no Purchase Commitment therefor, the amount paid to the Credit Agent in a commercially reasonable disposition thereof.

                  3.5 DELIVERY OF ADDITIONAL COLLATERAL OR MANDATORY PREPAYMENT. At any time that the aggregate Collateral Value of the Pledged Mortgages and Pledged Securities then pledged hereunder is less than the aggregate amount of the Advances then outstanding hereunder, the Credit Agent may request, and the Company shall within 2 Business Days after Notice by the Credit Agent (a) deliver to the Collateral Agent for pledge hereunder additional Mortgage Loans and/or cash, with a Collateral Value sufficient to cover the difference between the Collateral Value of the Pledged Mortgages and Pledged Securities pledged and the aggregate amount of Advances outstanding hereunder, and/or (b) repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to or below the Collateral Value of the Pledged Mortgages and Pledged Securities pledged hereunder.

                  3.6 RELEASE OF COLLATERAL.

                           3.6(a) The Collateral Agent may deliver documents
                  relating to the Collateral to the Company for correction or completion pursuant to a Trust Receipt and Section 4.3 of the Collateral Agency Agreement.

                           3.6(b)Prior to the occurrence of a Default or Event
                  of Default, upon delivery by the Company to the Collateral

                  Agent of shipping instructions pursuant to EXHIBIT D-SF, the Collateral Agent will transmit Pledged Mortgages or Pledged Securities and all related loan documents or pool documents to the applicable Investor, Approved Custodian or other party in accordance with Section 4.4 of the Collateral Agency Agreement.

                           3.6(c) Upon receipt of Notice from the Company under
                  Section 2.7 (g) hereof, and repayment of the Release Amount with respect to a Pledged Mortgage identified by the Company, any Collateral Documents relating to the redeemed Pledged Mortgage or Mortgage Loan backing a Pledged Security which have not been delivered to an Investor or Approved Custodian shall be released by the Collateral Agent to the Company.

                  3.7 COLLECTION AND SERVICING RIGHTS. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to service and receive and collect directly all sums payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Credit Agent or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Credit Agent or its designee in its sole discretion may, in its own name, in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Credit Agent so requests, hold in trust for the benefit of the Lenders and forthwith pay to the Credit Agent at its office designated by Notice hereunder, all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Credit Agent as to the source of such funds, and (c) all amounts so received and collected by the Credit Agent shall be held by it as part of the Collateral.

                  3.8 RETURN OF COLLATERAL AT MATURITY. If (a) the commitments of the Lenders evidenced hereby shall have expired or been terminated, and (b) no Advances, interest or other Obligations shall be outstanding and unpaid, the Credit Agent shall deliver or release its security interest and the Collateral Agent shall deliver all Collateral in its possession to the Company at the Company's expense. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Secured Parties shall thereafter be discharged from any liability or responsibility therefor.

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

                  4. CONDITIONS PRECEDENT.

                  4.1 INITIAL ADVANCE. The obligation of the Lenders to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lenders, on or before the date thereof of the following conditions precedent:

                  4.1(a) The Credit Agent shall have received the following, all of which must be satisfactory in form and content to the Lenders, in their sole discretion:

                           (1) A copy of this Agreement duly executed by all
                  parties hereto.

                           (2) The notes duly executed by the Company.

                           (3) A copy of the Collateral Agency Agreement duly
                  executed by all parties thereto.

                           (4) The Company's articles of incorporation as
                  certified by the Secretary of State of the Company's incorporation, bylaws certified by the corporate secretary of the Company, or a Certificate of the Company stating that there has been no change in either the articles of incorporation or bylaws since those delivered in connection with that certain Prior RFC Credit Agreement, and certificates of good standing dated no less recently than 90 days prior to the date of this Agreement.

                           (5) A resolution of the board of directors of the
                  Company, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement.

                           (6) A certificate of the Company's corporate
                  secretary as to the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to be delivered pursuant hereto (the Credit Agent being entitled to rely thereon until a new such certificate has been furnished to the Credit Agent).

                           (7) A favorable written opinion of counsel to the
                  Company (or of separate counsel at the option of the Company), dated as of the date of this Agreement substantially in the form of EXHIBIT H attached hereto, addressed to the Credit Agent for the benefit of the Lenders.

                           (8) Uniform Commercial Code, tax lien and judgment
                  searches of the appropriate public records for the Company, which searches shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Credit Agent or as permitted hereunder.

                           (9) Copies of the certificates, documents or other
                  written instruments which evidence the Company's eligibility described in Section 5.13 hereof, all in form and substance satisfactory to the Credit Agent.

                           (10) Copies of the Company's errors and omissions
                  insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, or certificates in lieu of policies, all in form and content satisfactory to the Credit Agent, showing compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof.

                           (11) Executed financing statements in recordable form
                  covering the Collateral and ready for filing in all jurisdictions required by the Credit Agent.

                           (12) Receipt by the Credit Agent of all Fees due on
                  the date hereof, including but not limited to, Commitment Fees and document production fees, due the Credit Agent and the Lenders on or prior to the date of this Agreement.

                           (13) Evidence that all accounts necessary into which
                  Advances will be funded have been established at the Funding Bank and receipt of a fully executed Funding Bank Agreement.

                           (14) An agreement among the Company, the Credit Agent
                  and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by the Company to Fannie Mae to the Cash Collateral Account.

                           (15) Assumed Name Certificate dated no less recently
                  than 90 days prior to the date of this Agreement for any assumed name used by the Company in the conduct of its business.

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

                           4.1(b) All directors, officers and shareholders of
                  the Company, all Affiliates of the Company or of any Subsidiary of the Company, to whom or to any of whom the Company shall be indebted as of the date of this Agreement, which indebtedness has a term of more than 1 year or is in excess of $25,000 shall have subordinated such indebtedness to the Obligations, by executing a Subordination of Debt Agreement, in the form of EXHIBIT F hereto; and the Credit Agent shall have received an executed copy of any such Subordination of Debt Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect as of the date of the Advance.

                  4.2 EACH ADVANCE. The obligation of the Lenders to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Credit Agent, as of the date of each such Advance, of the following additional conditions precedent:

                           4.2(a) The Company shall have delivered to the Credit
                  Agent the original Advance Request, and the Company shall have delivered to the Collateral Agent a copy of the Advance Request, a current Commitment Summary Report, the Collateral Documents, and documents relating to Wet Settlement Advances, called for under, and shall have satisfied the procedures set forth in, Section 2.3 hereof and the applicable Exhibits hereto described in that Section, according to the type of the requested Advance. All items delivered to the Credit Agent or the Collateral Agent, as the case may be, shall be satisfactory to the Credit Agent or the Collateral Agent, in form and content, and the Credit Agent or the Collateral Agent, as the case may be, may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment.

                           4.2(b) The Collateral Agent shall have given
                  telephonic notice to the Credit Agent of the Mortgage Loans against which Advances may be made, followed by a Loans Warehoused Report as provided for and defined in the Collateral Agency Agreement.

                           4.2(c) The Credit Agent shall have received evidence
                  satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Credit Agent in the Collateral under the Uniform Commercial Code or other applicable law.

                  4.2(d) The representations and warranties of the Company contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

                  4.2(e) The Company shall have performed all agreements to be performed by it hereunder, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

                  4.2(f) The Company shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Statement Date.

                  4.2(g) The .Credit Agent shall have received from counsel for the Company, if requested by the Credit Agent in its sole discretion, an updated opinion, in form and substance satisfactory to the Credit Agent, addressed to the Credit Agent on behalf of the Lenders and dated as of the date of such Advance, covering such of the matters as the Credit Agent may reasonably request.

                  Delivery of an Advance Request by the Company shall be deemed a representation by the Company that all conditions set forth in this
         Section 4.2 shall have been satisfied as of the date of such Advance.

5.       REPRESENTATIONS AND WARRANTIES.

                  The Company hereby represents and warrants to the Lenders, as of the date of this Agreement, the date of each Advance Request and the date of the making of each Advance, that:

                  5.1 ORGANIZATION; GOOD STANDING; SUBSIDIARIES. The Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company, transacts business. The Company has no

         Subsidiaries except as set forth on EXHIBIT G hereto. EXHIBIT G sets forth with respect to each such Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by the Company.

                  5.2 AUTHORIZATION AND ENFORCEABILITY. The Company has the power and authority to execute, deliver and perform this Agreement, the Notes and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Notes and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon the Company, or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Notes, the Collateral Agency Agreement and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights and by general principles of equity.

                  5.3 APPROVALS. The execution and delivery of this Agreement, the Notes and all other Loan Documents and the performance of the Company's obligations hereunder and thereunder and validity and enforceability hereof and thereof do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

                  5.4 FINANCIAL CONDITION. The balance sheet of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) as of the Statement Date, and the related statements of income and changes in stockholders' equity for the fiscal period ended on the Statement Date, heretofore furnished to each Lender, fairly present the financial condition of the Company (and its Subsidiaries) as of the Statement Date and the results of its operations for the fiscal period ended on the Statement Date. The Company had, on the Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Lenders in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company (and its Subsidiaries), nor is the Company aware of any state of facts which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

                  5.5 LITIGATION. There are no actions, claims, suits or proceedings pending or, to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company as a whole, or which would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.

                  5.6 COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company as a whole or which would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.

                  5.7 REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  5.8 INVESTMENT COMPANY ACT. The Company is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.9 PAYMENT OF TAXES. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns with respect to the operations of the Company and its Subsidiaries which are required to be filed, all such returns are true and correct, and the Company and each of its Subsidiaries has paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due, including, but not limited to, all FICA payments and withholding taxes, if appropriate. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in
         Section 5.4 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company and its Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.

                  5.10 AGREEMENTS. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.4 hereof. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any indebtedness of the Company or of any of its Subsidiaries has given notice of any asserted default thereunder, and no liquidation or dissolution of the Company or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of the Company, threatened.

                  5.11 TITLE TO PROPERTIES. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.4 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements.

                  5.12 ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any-material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

                  5.13 ELIGIBILITY. The Company is approved and qualified and in good standing as a lender or seller/ servicer, as set forth below, and meets all requirements applicable to its status as such:

                           5.13(a) Ginnie Mae approved seller/servicer of
                  Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

                           5.13(b) Fannie Mae approved seller/servicer of
                  Mortgage Loans eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to Fannie Mae.

                           5.13(c) Freddie Mac approved seller/servicer of
                  Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                           5.13(d) Lender in good standing under the VA loan
                  guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

                           5.13(e) HUD approved mortgagee, eligible to
                  originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

                  5.14 PLACE OF BUSINESS. The principal place of business of the Company is 8751 Broward Boulevard, Plantation, FL 33324.

                  5.15 SPECIAL REPRESENTATIONS CONCERNING COLLATERAL. The Company hereby represents and warrants to the Lenders, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

                           5.15(a) The Company is the legal and equitable owner
                  and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages and the Pledged Securities. All Pledged Mortgages, Pledged Securities and Purchase Commitments have been duly authorized and validly issued to the Company, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to the Credit Agent, subject to no other Liens.

                           5.15(b) The Company has, and will continue to have,
                  the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

                           5.15(c) Any Mortgage Loan and any related document
                  included in the Pledged Mortgages (1) has been duly executed and delivered by the parties thereto at a closing held not more than 90 days prior to the date of the Advance Request for such Mortgage Loan, (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations, (3) is and will continue to be valid and enforceable in accordance with its terms, without defense or offset, (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived, (5) has been evaluated or appraised in accordance with Title XI of FIRREA, and (6) complies and will continue to comply with the terms of this Agreement and, if applicable, with the related Purchase Commitment held by the Company. Each Mortgage Loan, other than an open-ended Pledged Loan secured by a Second Mortgage, has been fully advanced in the face amount thereof, each First Mortgage is a first Lien on the premises described therein and each Second Mortgage is secured by a second Lien on the premises described therein, and has or will have a title insurance policy, in American Land Title Association form or equivalent thereof, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing such Mortgage Loans.

                           5.15(d) No default has occurred and is continuing for
                  more than 60 days under any Mortgage Loan included in the

                  Pledged Mortgages without the Advance against such Pledged Mortgage having been repaid in accordance with Section 2.7(c)(3) hereof; provided, however, that, with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any default has occurred, the Company will promptly notify the Credit Agent.

                           5.15(e) The Company has complied and will continue to
                  comply with all laws, rules and regulations in respect of the FHA insurance or VA guaranty of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loan, and such insurance or guarantee is and will continue to be in full force and effect.

                           5.15(f) All fire and casualty policies covering the
                  premises encumbered by each Mortgage included in the Pledged Mortgages (1) name and will continue to name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

                           5.15 (g) Pledged Mortgages secured by premises
                  located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

                           5.15 (h) Each Pledged Mortgage against which an
                  Advance is made on the basis of a Purchase Commitment meets all requirements of such Purchase Commitment. The Company shall assure that Pledged Mortgages which are intended to be used in the formation of Mortgage-backed Securities shall comply or, prior to the formation of any such Mortgage-backed Security, shall comply with the requirements of the governmental instrumentality, department, agency or other Person issuing or guaranteeing such Mortgage-backed Security. The Company shall assure that Uncommitted Mortgage Loans pledged hereunder meet all requirements of one or more Investors with which the Company has agreements or other arrangements to sell similar Mortgage Loans.

                           5.15(i) For Pledged Mortgages which will be used to
                  back Ginnie Mae Mortgage-backed Securities, the Company has received from Ginnie Mae a Confirmation Notice or Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available thereunder a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of such Pledged Mortgages designated by the Company as the Mortgage Loans to be used to back such Ginnie Mae Mortgage-backed Securities; each such Confirmation Notice is in full force and effect; each of such Pledged Mortgages has been assigned by the Company to one of such Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated thereto by the Company, in an amount at least equal to such Pledged Mortgages; and each such assignment and allocation has been reflected in the books and records of the Company.

                           5.15(j) Each Pledged Mortgage secured by real
                  property to which a Manufactured Home is affixed will create a valid Lien on such Manufactured Home that will have priority over any other Lien on such Manufactured Home, whether or not arising under applicable real property law.

                  5.16 SERVICING. Attached hereto as EXHIBIT E is a true and complete list of the Company's Servicing Portfolio. All of the Company's Servicing Contracts are in full force and effect and, except as otherwise indicated, are unencumbered by Liens. No default or event which, with notice or lapse of time or both, would become a default, exists under any such Servicing Contract.

                  5.17 NO ADVERSE SELECTION. The Company has not selected the Collateral in a manner so as to affect adversely the Lender's interests.

                  5.18 YEAR 2000 COMPLIANCE. The Company has conducted a comprehensive review and assessment of the Company's computer applications and made inquiry of the Company's key suppliers, vendors, customers, and Investors with respect to the "Year 2000 Problem" and, based on that review and inquiry, the Company does not believe the Year 2000 Problem will result in a material adverse change in the Company's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

                  5.19 ASSUMED NAMES. The Company does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed name(s) set forth on EXHIBIT O attached hereto and made a part hereof. The Company has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. The Company's use of assumed name(s) set forth herein does not conflict with any other Person's legal rights to any such name(s), nor otherwise give rise to any liability by the Company to any other Person.

6.       AFFIRMATIVE COVENANTS.

                  The Company hereby covenants and agrees with the Lenders that, so long as the commitments of the Lenders are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

                  6.1 PAYMENT OF NOTES. Punctually pay or cause to be paid all obligations payable hereunder and under the Notes in accordance with the terms hereof and thereof.

                  6.2 FINANCIAL STATEMENTS AND OTHER REPORTS. Deliver to each
         Lender:

                           6.2 (a) As soon as available and in any event within
                  30 days after the end of each calendar month of the Company, statements of income and changes in stockholders' equity of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of such calendar month, and the related balance sheet as of the end of the immediately preceding month, all in reasonable detail and certified as to the fairness of presentation by the chief financial officer of the Company, subject, however, to year-end audit adjustments.

                           6.2 (b) As soon as available and in any event within
                  90 days after the close of each fiscal year of the Company, statements of income, changes in stockholders' equity and cash flow of the Company (and, if applicable, its Subsidiaries, on a consolidated basis) for such year, and the related balance sheet as of the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by an opinion (which opinion shall not be qualified due to possible failure to take all appropriate steps to successfully address Year 2000 Problem) in form and substance satisfactory to the Lenders and prepared by an accounting firm reasonably satisfactory to the Lenders, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lenders, as to said financial statements and a certificate signed by the chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company (and, if applicable, its Subsidiaries) as of the end of, and for, such year.

                           6.2(c) Together with each delivery of financial
                  statements required in this Section 6.2, an Officer's Certificate substantially in the form of EXHIBIT I-SF hereto
                  (1) setting forth in reasonable detail all calculations necessary to show that the Company is in compliance with the requirements of Sections 7.6, 7.7, 7.8, 7.9, 7.10 and 7.13 hereof as of the end of such month or year (or, if the Company is not in compliance, showing the extent of noncompliance and specifying the period of non-compliance and what actions the Company has taken, is taking or proposes to take with respect thereto); (2) certifying that the Company was, as of the end of the period, in compliance and in good standing with applicable HUD, Ginnie Mae, or Investor net worth requirements; (3) certifying that the representation set forth in Section 5.18 hereof is true and correct as of the date of such certificate or, if such representation is not true and correct as of such date, specifying the nature of the problem and what action the Company has taken, is taking and proposes to take with request thereto; and (4) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of the Company (and, if applicable, its Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any Default or Event of Default, or if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto.

                           6.2(d) As soon as available and in any event within
                  30 days after the end of each calendar month, a commitment summary and pipeline report substantially in the form of EXHIBIT O (the "Commitment Summary Report") dated as of the end of such month.

                           6.2(e) Reports in respect of the Pledged Mortgages
                  and Pledged Securities, in such detail and at such times as any Lender in its discretion may reasonably request at any time or from time to time.

                           6.2(f) Copies of any audits completed by Ginnie Mae,
                  Fannie Mae or Freddie Mac, and copies of the Mortgage Bankers' Financial Reporting Forms (Freddie Mac Form 1055/Fannie Mae Form 1002) which the Company is required to have filed, as any Lender may reasonably request.

                           6.2(g) Within 1 day of any filing of any document
                  regarding the Company with the Securities and Exchange Commission, a notice describing the SEC form used for the filing, and either: (1) the exact World Wide Web address at which the document is located or (2) if the document is not immediately available on the World Wide Web, a complete and accurate copy of the document.

                           6.2(h) From time to time, with reasonable promptness,
                  such further information regarding the business, operations, properties or financial condition of the Company as any Lender may reasonably request.

                  6.3 MAINTENANCE OF EXISTENCE: CONDUCT OF BUSINESS. Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under
         Section 5.13 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining the Company's eligibility as lender, seller/servicer and issuer described under Section 5.13 hereof; and make no change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement; and not change its name, state of incorporation or principal place of business.

                  6.4 COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings.

                  6.5 INSPECTION OF PROPERTIES AND BOOKS. Permit authorized representatives of the Credit Agent, the Collateral Agent, any Lender or any Participant to discuss the business, operations, assets and financial condition of the Company and its Subsidiaries with their officers and employees and to examine their books of account and make copies or extracts thereof, all at such reasonable times as the Credit Agent, the Collateral Agent, any Lender or any Participant may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Credit Agent, the Collateral Agent, any Lender or any Participant or any authorized representative of any Lender or any Participant may address to them in reference to the financial condition or affairs of the Company and its Subsidiaries. The

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

         Company may have its representatives in attendance at any meetings between the officers or other representatives of the Credit Agent, the Collateral Agent, any Lender or any Participant and the Company accountants held in accordance with this authorization.

                  6.6 NOTICE. Give prompt Notice to the Credit Agent of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of $25,000, or any such proceedings threatened against the Company or any of its Subsidiaries in a writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against the Company, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for 5 days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 5.13 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company and its Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement, instrument or indenture to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries, its properties, or assets may be subject.

                  6.7 PAYMENT OF DEBT TAXES ETC. Pay and perform all obligations and indebtedness of the Company, and cause to be paid and performed all obligations and indebtedness of its Subsidiaries, promptly and in accordance with the terms thereof and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued and for which proper reserves have been created.

                  6.8 INSURANCE. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, naming Credit Agent as the loss payee, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 5.13 hereof, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within 30 days after Notice from the Lender, obtain such additional insurance as the Credit Agent shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Credit Agent without charge upon request of the Credit Agent.

                  6.9 CLOSING INSTRUCTIONS. Indemnify and hold the Secured Parties harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Company relating to any Mortgage Loan. The Collateral Agent shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company to be included as Collateral pursuant hereto.

                  6.10 SUBORDINATION OF CERTAIN INDEBTEDNESS. Cause any indebtedness of the Company, incurred after the date of this Agreement, to any shareholder, director or officer of the Company, or to any Affiliate of the Company or of any Subsidiary of the Company, which indebtedness has a term of more than 1 year or is in excess of $25,000 to be subordinated to all Obligations by the execution of a Subordination of Debt Agreement in the form of EXHIBIT F hereto and deliver to the Credit Agent an executed copy of said Agreement, certified by the corporate secretary of the Company to be true and complete and in full force and effect.

                  6.11 OTHER LOAN OBLIGATIONS. Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Credit Agent in writing of a declared default under or the termination, cancellation, reduction or non-renewal of any of its other lines of credit or agreements with any other lender. EXHIBIT J hereto is a true and complete list of all such lines of credit or agreements as of the date hereof and the Company hereby agrees to give the Credit Agent at least 30 days Notice before entering into any additional lines of credit or agreements.

                  6.12 USE OF PROCEEDS OF ADVANCES. Use the proceeds of each Advance solely for the purpose set forth in Section 2.1 (b) for Advances of that type.

                  6.13 SPECIAL AFFIRMATIVE COVENANTS CONCERNING COLLATERAL.

                           6.13(a) Warrant and defend the right, title and
                  interest of the Secured Parties in and to the Collateral against the claims and demands of all Persons whomsoever.

                           6.13 (b) Service or cause to be serviced all Mortgage
                  Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering the same and all applicable FHA and VA requirements, including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering the same. The Company shall hold all escrow funds collected in respect of Pledged Mortgages and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

                           6.13(c) Execute and deliver to the Credit Agent such
                  Uniform Commercial Code financing statements with respect to the Collateral as the Credit Agent may request. The Company shall also execute and deliver to the Credit Agent such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Credit Agent, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Secured Parties under this Agreement. The Credit Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Minnesota, or any other applicable law, in addition to all rights provided for herein.

                           6.13(d) Notify the Collateral Agent within 2 Business
                  Days of any default under, or of the termination of, any

                  Purchase Commitment relating to any Pledged Mortgage, Eligible Mortgage Pool or Pledged Security.

                           6.13(e) Promptly comply in all respects with the
                  terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages and Pledged Securities to be sold under each Purchase Commitment not later than 3 Business Days prior to the mandatory delivery date thereof.

                           6.13(f) Maintain, at its principal office or in a
                  regional office approved by the Credit Agent, or in the office of a computer service bureau engaged by the Company and approved by the-Credit Agent, and, upon request, shall make available to the Collateral Agent, the originals, or copies in any case where the originals have been delivered to the Collateral Agent or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Mortgage-backed Securities delivered to the Collateral Agent as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

                  6.14 TRANSFER OF FHA INSURANCE ON TITLE I MORTGAGE LOANS. At any time while a Title I Advance is outstanding against a Title I Mortgage Loan pledged hereunder, the Credit Agent may, by Notice to the Customer, direct the Customer to submit to the FHA a "transfer of note" report with respect to the Pledged Mortgage, reporting the transfer of the Pledged Mortgage to the Credit Agent or a Person designated by the Credit Agent in such Notice (either, a "Transferee"), provided, that, the transfer of the Pledged Mortgage by the Customer to the Transferee satisfies the applicable FHA regulations. Upon the giving of such Notice, the Customer promptly (and in any event within 10 days) shall submit such "transfer of note" report to the FHA with respect to the Pledged Mortgage and shall cause the FHA, as promptly as possible, to transfer the FHA insurance relating to such Title I Mortgage Loan pledged hereunder to the Transferee.

7.       NEGATIVE COVENANTS.

                  The Company hereby covenants and agrees with Lenders that, so long as the commitments of the Lenders are outstanding or there remain any Obligations to be paid or performed, the Company shall not, either directly or indirectly, without the prior written consent of all the
         Lenders:

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

                  7.1 CONTINGENT LIABILITIES. Assume, guarantee, endorse, or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                  7.2 SALE OR PLEDGE OF SERVICING CONTRACTS. Sell, pledge or grant a security interest in any existing or future Servicing Contracts of the Company other than to the Credit Agent for the benefit of the Secured Parties, except as otherwise expressly permitted in this Agreement, or omit to take any action required to keep all such Servicing Contracts in full force and effect; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company's business.

                  7.3 MERGER; SALE OF ASSETS ACQUISITIONS. Liquidate, dissolve, consolidate or merge or sell any substantial part of its assets, or acquire any substantial part of the assets of another.

                  7.4 DEFERRAL OF SUBORDINATED DEBT. Pay in advance of the stated maturity thereof any Subordinated Debt of the Company or, if a Default or Event of Default hereunder shall have occurred, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

                  7.5 LOSS OF ELIGIBILITY. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.13 hereof.

                  7.6 DEBT TO TANGIBLE NET WORTH RATIO. Permit the ratio of Debt (excluding, for this purpose only, Debt arising under the Hedging Arrangements, to the extent of assets arising under the same Hedging Arrangements) to Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to exceed 10 to 1.

                  7.7 MINIMUM TANGIBLE NET WORTH. Permit Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) at any time to be less than $20,000,000.

                  7.8 MINIMUM CURRENT RATIO. Permit the Current Ratio to be less than 1.05 to 1 on the last day of any month of the Company.

                  7.9 LOSS LIMITATION. In any fiscal quarter permit the net loss of the Company and its Subsidiaries for that quarter (determined on a consolidated basis in accordance with GAAP), to exceed the amount set forth below for such fiscal quarter:

         -----------------------------------------------------------------------
                   Fiscal Quarter Ended                 Maximum Loss
         -----------------------------------------------------------------------
                      December 1999                     $12,514,000
                        March 2000                      $10,920,000
                        June 2000                       $10,131,000
                        Thereafter                          $0
         -----------------------------------------------------------------------

                  7.10 DIVIDENDS. For each fiscal year, declare or make any distributions to the shareholders in excess of 1000 of the Company's net after-tax income earned in such fiscal year (as determined on a fiscal year-to-date basis), less distributions previously declared or authorized in such fiscal year. Any distributions declared or authorized based on the Company's income for any fiscal year must be paid by the end of the second quarter of the next succeeding fiscal year.

                  7.11 ACQUISITION OF RECOURSE SERVICING CONTRACTS. Acquire Servicing Contracts under which the Company is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans.

                  7.12 GESTATION FACILITIES. Directly or indirectly sell or refinance Pledged Mortgages under any Gestation Agreements or other warehousing facility, other than a repurchase agreement with Greenwich Capital Financial Products, Inc. and a $10,000,000 warehouse line with Superior Bank, FSB.

                  7.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of its Affiliates, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of such Affiliates, (c) merge or consolidate with or purchase or acquire assets from such Affiliates, or (d) pay management fees to or on behalf of such Affiliates.

                  7.14 SPECIAL NEGATIVE COVENANTS CONCERNING COLLATERAL.

                           7.14 (a) The Company shall not amend or modify, or
                  waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages or Pledged Securities.

                           7.14(b) The Company shall not sell, assign, transfer
                  or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

                           7.14(c) The Company shall not make any compromise,
                  adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

8.       DEFAULTS; REMEDIES.

                  8.1 EVENTS OF DEFAULT. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

                           8.1(a) Failure to pay the principal of any Advance
                  when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within 10 days after the due date; or failure to pay, within any applicable grace period, any other Obligations of the Company due the Lenders; or

                           8.1(b) Failure of the Company or any of its
                  Subsidiaries to pay, or any default in the payment of any principal or interest on, any other indebtedness or in the payment of any contingent obligation within any period of grace provided; breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, indebtedness of the Company or its Subsidiaries in the aggregate amount of $50,000 or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                            8.1(c) Failure of the Company to perform or comply
                   with any term or condition applicable to it contained in Sections 6.3, 6.12 and 6.13 or in any Section of Article 7 of this Agreement; or

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

                           8.1(d) Any of the Company's representations or
                  warranties made or deemed made herein or in any other Loan Document (other than the representations and warranties set forth in Section 5.15 hereof), or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any material respect on the date as of which made or deemed made; or

                           8.1(e) The Company shall default in the performance
                  of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to above in Subsections 8.1(a), 8.1(c) or 8.1(d) and such default shall not have been remedied or waived within 30 days after the earliest of (i) receipt by the Company of Notice from the Credit Agent of such default, (ii) receipt by the Credit Agent of Notice from the Company of such default, or (iii) the date the Company should have notified the Credit Agent of such default pursuant to Section 6.6(c); or

                           8.1(f) (1) A court having jurisdiction shall enter a
                  decree or order for relief in respect of the Company, any Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company, any Subsidiary of the Company now or hereafter in effect, which decree or order is not stayed; the Company, any Subsidiary of the Company shall consent to the entry of any such decree or order; or a filing of a voluntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company, any Subsidiary of the Company has occurred; or any other similar relief shall be granted under any applicable federal or state law; or (2) the filing of an involuntary case in respect of the Company, any Subsidiary of the Company under any applicable bankruptcy, insolvency or other similar law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, any Subsidiary of the Company, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim or permanent receiver, trustee or other custodian of the Company, any Subsidiary of the Company for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, any Subsidiary of the Company, and the continuance of any such events in Subsection (2) above for 60 days unless dismissed, bonded off or discharged; or

                          8.1(g) The Company, any Subsidiary of the Company
                 shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company, any Subsidiary of the Company of any assignment for the benefit of creditors; or the inability or failure of the Company, any Subsidiary of the Company, or the admission by the Company, any Subsidiary of the Company in writing of its inability, to pay its debts as such debts become due; or

                          8.1(h) Failure of the Company to perform any
                  contractual obligations which it may have to repurchase Mortgage Loans, if such obligations in the aggregate exceed $500,000; or

                           8.1(i) Any money judgment, writ or warrant of
                  attachment, or similar process involving in any case an amount in excess of $25,000 shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

                           8.1 (j) Any order, judgment or decree shall be
                  entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of 20 days; or

                           8.1(k) Any Plan maintained by the Company or any of
                  its Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's liability or any such Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than $25,000 (or in the case of a termination involving the Company or any of its Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

                           8.1(1) The Company or any of its Subsidiaries as
                  employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $25,000; or

                           8.1(m) The Company shall purport to disavow its
                  obligations hereunder or shall contest the validity or enforceability hereof; or the Credit Agent's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Majority Lenders' approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within 10 days of the date of such impairment; or

                           8.1(n) Seth Werner shall cease to be the chief
                  executive officer of the Company; or

                           8.1(0) The Company's common stock is no longer traded
                  on NASDAQ; or

                           8.1 (p) Any Lien for any taxes, assessments or other
                  governmental charges (i) is filed against the Company or any of its property, or is otherwise enforced against the Company or any of its property, or (ii) obtains priority that is equal or greater than the priority of the Lender's security interest in any of the Collateral; or

                           8.1 (q) A material adverse change occurs, or is
                  reasonably likely to occur, in the business condition (financial or otherwise),operations, properties or prospects of the Company, or in the ability of the Company to repay the Obligations.

                  8.2 REMEDIES.

                           8.2(a) If a Lender shall have knowledge of a Default
                  or an Event of Default, it shall forthwith give Notice thereof to the Credit Agent. If the Credit Agent shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to each Lender and to the Company. The Credit Agent shall not be deemed to have knowledge or Notice of the occurrence of a Default or an Event of Default unless the Credit Agent has received Notice from a Lender or the Company.

                           8.2(b) Upon the occurrence of any Event of Default
                  described in Sections 8.1 (f) or 8.1(g), the Commitments of the Lenders shall be terminated and all unpaid principal amounts of and accrued interest on the Notes and all other Obligations shall automatically become due and payable, without presentment, demand or other requirements of any kind, all of which are hereby expressly waived by the Company.

                           8.2(c) Upon the occurrence of any Event of Default,
                  other than those described in Sections 8.1 (f) and 8.1(g), the Majority Lenders may, by Notice to the Company, terminate the Commitments of all the Lenders and/or declare all Obligations to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued interest thereon, and the obligation of the Lenders to make any Advances shall thereupon terminate.

                           8.2(d) Upon the occurrence of any Event of Default,
                  the Credit Agent, on behalf of the Secured Parties, may also do any of the following:

                                    (1) Foreclose upon or otherwise enforce its
                           security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for hereunder.

                                    (2) Notify all obligors in respect of
                           Collateral that the Collateral has been assigned to the Credit Agent, on behalf of the Secured Parties, and that all payments thereon are to be made directly to the Credit Agent or such other party as may be designated by the Credit Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the

                          Collateral, on terms acceptable to the Credit Agent; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

                                    (3) Act, or contract with a third party to
                           act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Servicing Contracts and Purchase Commitments, such third party's fees to be paid by the Company.

                                    (4) Require the Company to assemble the
                           Collateral and/or books and records relating thereto and make such available to the Credit Agent at a place to be designated by the Credit Agent.

                                    (5) Enter onto property where any Collateral
                           or books and records relating thereto are located and take possession thereof with or without judicial process; and obtain access to the Company's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Credit Agent deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

                                    (6) Prior to the disposition of the
                           Collateral, prepare it for disposition in any manner and to the extent the Credit Agent deems appropriate.

                                    (7) Exercise all rights and remedies of a
                           secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Credit Agent may determine, including, without limitation, sale

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                           pursuant to any applicable Purchase Commitment. If
                           notice is required under such applicable law, the Credit Agent will give the Company not less than 10 days' notice of any such public sale or of the date after which any private sale may be held. The Company agrees that 10 days' notice shall be reasonable notice. The Credit Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Credit Agent until the selling price is paid by the purchaser thereof, but the Credit Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Credit Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

                                    (8) Proceed against the Company on the
                           Notes.

                           The Credit Agent shall follow the instructions of the Majority Lenders in exercising or not exercising its rights under this Section 8.2(d), but (i) the Credit Agent shall have no obligation to take or not to take any action which it believes may expose it to any liability, and (ii) the Credit Agent may, but shall be under no obligation to, await instructions from the Majority Lenders before exercising or not exercising its rights under this Section 8.2(d).

                                    8.2(e) Neither the Credit Agent nor any
                           other Secured Party shall incur any liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Credit Agent and each other Secured Party arising by

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                           reason of the fact that the price at which the
                           Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Credit Agent accepts the first offer received and does not offer the Collateral to more than one offeree. Any sale of Collateral pursuant to the terms of a Purchase Commitment, or any other disposition of Collateral arranged by the Company, whether before or after the occurrence of an Event of Default, shall be deemed to have been made in a commercially reasonable manner.

                                    8.2(f) The Company acknowledges that
                           Mortgage Loans and Mortgage-backed Securities are collateral of a type which is customarily sold on a recognized market. The Company waives any right it may have to prior notice of the sale of any Pledged Mortgage or Pledged Security, and agrees that the Credit Agent may purchase any Pledged Mortgages or Pledged Securities at a private sale of such Collateral.

                                    8.2(g) The Company specifically waives and
                           releases (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Credit Agent to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Credit Agent shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

                                    8.2(h) The Credit Agent may, but shall not
                           be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Credit Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement

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                  hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Notes.

                           8.2(i) No failure on the part of the Credit Agent or
                  any other Secured Party to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Credit Agent or any other Secured Party of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

                           8.2(j) The Credit Agent is hereby granted a license
                  or other right to use, without charge, the Company's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Company's rights under all licenses and all other agreements related to the foregoing shall inure to the Lenders' benefit until the Obligations are paid in full.

                  8.3 APPLICATION OF PROCEEDS. The proceeds of any sale, disposition or other enforcement of the Secured Parties' security interest in all or any part of the Collateral shall be applied by the Credit Agent as follows:

                  FIRST, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Credit Agent's and Collateral Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Credit Agent and Collateral Agent in connection therewith; and all fees due and owing the Collateral Agent;

                  SECOND, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lenders' agents and counsel, and all expenses,

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         liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

                  THIRD, to the Swingline Lenders, until all principal, interest and Balance Deficiency fees (if any) in respect of the Swingline Advances have been paid in full;

                  FOURTH, to the Lenders, pro rata in accordance with the amount of accrued interest (and fees under Section 2.6) owed to each of them, until interest at the following rates is paid in full: (a) prior to acceleration of all Obligations of the Company, at the applicable interest rates pursuant to Section 2.6, and (b) following such acceleration, at the Default Rate;

                  FIFTH, to the Lenders, pro rata in accordance with their respective Percentage Shares, until the principal amounts of all Advances outstanding are paid in full;

                  SIXTH, to the Lenders, pro rata in accordance with their respective Percentage Shares, until all fees and other Obligations accrued by or due each Lender and the Credit Agent are paid in full; and

                  FINALLY, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations, the Company shall remain liable for any deficiency.

                  8.4 CREDIT AGENT APPOINTED ATTORNEY-IN-FACT. The Credit Agent is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Credit Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Credit Agent shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages or Pledged Securities payable to the order of the Company, to change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or

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         to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages or Pledged Securities and to give full discharge for the same.

                  8.5 RIGHT OF SETOFF. The Company hereby grants to the Credit Agent, to each Lender and to any assignee or Participant of any Lender a right of setoff, to secure the repayment of the Obligations, upon any and all monies, securities, or other property of the Company, and the proceeds thereof, now or hereafter held or received by or in transit to such Person, from or for the account of the Company, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and all deposits (general or special, time or demand, provisional or final) and credits of the Company and any and all claims of the Company against such Person at any time existing. Upon the occurrence and during the continuance of any Event of Default, such Person is hereby authorized, at any time and from time to time, without notice, to setoff and to appropriate or apply any and all items hereinabove described against and on account of the Obligations, irrespective of whether or not the Lenders shall have made any demand hereunder and whether or not said Obligations shall have matured.

                  8.6 SHARING OF PAYMENTS. If upon the occurrence of an Event of Default and acceleration of the Obligations any Lender shall hold or receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such payment to be shared ratably as aforesaid with each of them; provided, that if such payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest thereon unless the purchasing Lender is required to pay interest on such amounts to the Person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the purchasing Lender is required to pay. If any Lender receives a payment from the Company not in respect of the Obligations, but relating to another relationship of such Lender and the Company, such Lender may apply the payment first to the indebtedness

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         arising out of the other relationship and then against the Obligations as provided for above.

9.       THE CREDIT AGENT.

                  9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Credit Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Credit Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Credit Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The Credit Agent hereby accepts such appointment and agrees to act in accordance with this Agreement.

                  9.2 DUTIES OF CREDIT AGENT. The provisions of the Loan Documents set forth the exclusive duties of the Credit Agent and no implied duties or obligations shall be read into the Loan Documents against the Credit Agent. The Credit Agent shall not be bound in any way by any agreement or contract other than the Loan Documents and any other agreement to which it is a party.

                  9.3 STANDARD OF CARE. The Credit Agent shall act in accordance with customary standards for those engaged as credit agents of commercial transactions in similar capacities.

                           9.3(a) The Credit Agent shall not be required to
                  ascertain or inquire as to the performance or observance of any of the conditions or agreements to be performed or observed by any other party, except as specifically provided in the Loan Documents. The Credit Agent disclaims any responsibility for the validity or accuracy of the recitals to this Agreement and any representations and warranties contained herein, unless specifically identified as recitals, representations or warranties of the Credit Agent.

                           9.3(b) The Credit Agent shall have no responsibility
                  for ascertaining the value, collectibility, insurability, enforceability, effectiveness or suitability of any Collateral, the title of any party therein, the validity or adequacy of the security afforded thereby, or the validity of this Agreement (except as to Credit Agent's authority to enter into this Agreement and to perform its obligations hereunder).

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

                           9.3(c) No provision of this Agreement shall require
                  the Credit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

                           9.3(d) The Credit Agent is not responsible for
                  preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Credit Agent's compensation or for reimbursement of expenses.

                  9.4 DELEGATION OF DUTIES. The Credit Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Credit Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.5 EXCULPATORY PROVISIONS. Neither the Credit Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Credit Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Company to perform its obligations under any Loan Document. The Credit Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Company or any of its Subsidiaries.

                  9.6 RELIANCE BY CREDIT AGENT. The Credit Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram,

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         telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Credit Agent. The Credit Agent may deem and treat the payee of any Note as the owner thereof for all purposes. As to the Lenders: (a) the Credit Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders or all of the Lenders, as appropriate, or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Credit Agent's gross negligence or willful misconduct), and (b) the Credit Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders or all of the Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  9.7 NON-RELIANCE ON CREDIT AGENT OR OTHER LENDERS. Each Lender expressly acknowledges that neither the Credit Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender and that no act by the Credit Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Credit Agent to any Lender. Each Lender represents to the Credit Agent that it has, independently and without reliance upon the Credit Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into and make Advances under the Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Credit Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other

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         condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Credit Agent hereunder, the Credit Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of the Credit Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.8 CREDIT AGENT IN INDIVIDUAL CAPACITY. The Credit Agent may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Credit Agent was not the Credit Agent hereunder. With respect to the Advances made or renewed by them and any Note issued to them, the Credit Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Credit Agent, and the terms "Lender" and "Lenders" shall include the Credit Agent in its individual capacity.

                  9.9 SUCCESSOR CREDIT AGENT. The Credit Agent may resign as such at any time upon giving 60 days Notice to the Company and the Lenders. The Credit Agent may be removed immediately with cause or at any time upon 10 days Notice from the Majority Lenders to the Credit Agent and the Company. Upon Notice of such resignation or removal, the Majority Lenders may appoint a successor Credit Agent (which successor Credit Agent, assuming that no Default or Event of Default exists, shall be reasonably acceptable to the Company). The date on which the Company, the Collateral Agent and Lenders have received Notice from such successor of its acceptance of appointment as the Credit Agent shall constitute the effective date of resignation or removal of the resigning or removed Credit Agent. If no successor Credit Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within the allotted time period, then, upon 5 days' Notice to the Company, the resigned or removed Credit Agent may, on behalf of the Lenders, appoint a successor. Upon the effective date of resignation or removal of the resigning or removed Credit Agent, such successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the resigning or removed Credit Agent, but the resigning or removed Credit Agent shall not be discharged from any liability as a result of its or its directors', officers', agents', or employees' gross negligence or willful misconduct in the performance of its duties and obligations under this Agreement prior to the effective date

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         of its resignation or removal. Upon the effective date of its resignation or removal, the Credit Agent shall assign all of its right, title and security interest in and to all Collateral to its successor, without recourse, warranty or representation, express or implied.

10.      NOTICES.

                  All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or telecopied, or mailed, first class or delivered by overnight courier, return receipt requested, postage prepaid, addressed to the respective party hereto at its address set forth opposite the name of such party on the signature pages of this Agreement or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person, by telecopy or by overnight courier, or if mailed, on the date of receipt as noted on the return receipt.

11.      REIMBURSEMENT OF EXPENSES; INDEMNITY.

                  11.1 REIMBURSEMENT OF EXPENSES AND INDEMNIFICATION BY THE COMPANY. The Company shall: (a) pay such additional documentation production fees as the Credit Agent may require and all out-of-pocket costs and expenses of the Credit Agent and the Collateral Agent and each Lender, including, without limitation, reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the preparation, negotiation, amendment, enforcement and administration of this Agreement, the Notes, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (b) indemnify, pay, and hold harmless the Lenders and any holder of the Notes from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lenders and the holder or holders of the Notes harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (c) indemnify, pay and hold harmless the Credit Agent, the Collateral Agent and each Lender and any of their respective officers, directors, employees or agents and any subsequent holder of the Notes (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages,

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         penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation, the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto) which may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Notes, or any other Loan Document or any of the transactions contemplated hereby or thereby (the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of the Company contained in this Subsection (c) shall survive the expiration or termination of this Agreement and the payment in full of the Notes. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

                  11.2 INDEMNIFICATION BY THE LENDERS. The Lenders agree to indemnify each of the Credit Agent and the Collateral Agent in its respective capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Credit Agent or the Collateral Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Credit Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion

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         of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Credit Agent's or the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and the termination of this Agreement. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

12.      FINANCIAL INFORMATION.

                  All financial statements and reports furnished to the Credit Agent hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for the last fiscal year ended (except to the extent otherwise required to conform to good accounting practice).

13.      MISCELLANEOUS.

                  13.1 TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Notes, and shall be effective so long as any Lender's commitment is outstanding hereunder or there remain any Obligations to be paid or performed.

                  13.2 LENDERS IN INDIVIDUAL CAPACITY. The Lenders and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, any Subsidiary, regardless of the capacity of the Lenders hereunder. The Lenders may disclose to the other Lenders information regarding other relationships which they may have with the Company and the Company hereby consents to these disclosures.

                  13.3 PARTICIPATION AND ASSIGNMENTS. This Agreement and the Obligations of the Company may not be assigned by the Company. Any Lender may, subject to the limitations set forth below, assign or transfer, in whole or in part, this Agreement and the other Loan Documents and further may sell participations in all or any part of its Advances or Maximum

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         Commitment or any other interest in the Obligations or any of its obligations hereunder to another Person, in which event: (a) in the case of an assignment, upon notice thereof by such Lender to the Company and consent of the Credit Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a "Lender" hereunder, and, if the assignee has expressly assumed, for the benefit of the Company, such Lender's obligations hereunder, such Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, provided that the Credit Agent shall have no obligation to consent to there being more than a total of 4 Lenders (a Participant is not a Lender); and (b) in the case of a participation, the participating Person's (a "Participant") rights against the Lender from whom it has purchased such participation in respect of such participation are those set forth in the agreement executed by such Lender in favor of the Participant relating thereto. Such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations under the Loan Documents, whether or not such Lender shall remain the holder of any Note. Such Lender shall retain all voting rights with respect to such Note, the Advances hereunder and the Lender's Maximum Commitment. The Company, the Credit Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Notwithstanding the foregoing, nothing contained herein shall in any manner or to any extent affect the right of any Lender to assign its Note and its right to receive and retain payments on its Note provided such Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement, and all such assignments shall be treated, considered and administered as a sale of a participation and not as an assignment and shall be subject to and governed by the provisions of this Section. Any Lender may furnish any information concerning the Company in the possession of such Lender from time to time to Affiliates of such Lender and to assignees and Participants (including prospective assignees and Participants) and the Company hereby consents to the provision of such information.

                  13.4 COMMITMENT INCREASES.

                           13.4 (a) At any time and from time to time after the
                  Closing Date, the Credit Limit may be increased either by an Additional Lender establishing a Maximum Commitment or by one or more then existing Lender ("Increase Lender") increasing its Maximum Commitment

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

                  (each such increase by either means, a "Commitment Increase") provided that no Commitment Increase shall become effective unless and until (i) the Company, the Credit Agent and the Additional Lender or the Increase Lender shall have executed and delivered an amendment to this Agreement with respect to such Commitment Increase, and (ii) if, after giving effect thereto, the Credit Limit would exceed $200,000,000, such Commitment Increase shall have been consented to by each of the other Lenders. Prior to the effective date ("Effective Date") of any Commitment Increase, the Company shall issue a promissory note to the Additional Lender, or to an Increase Lender, against surrender of its existing Note, in the amount of such Lender's Maximum Commitment after giving effect to such Commitment Increase. Such new promissory note or notes shall constitute a "Note" or "Notes" for the purposes of the Loan Documents.

                           13.4(b) On the Effective Date of such Commitment
                  Increase, the Credit Agent shall recompute the Percentage Share for each Lender based on the new Credit Limit which results from the Commitment Increase, and within two (2) Business Days, the Credit Agent shall request Advances from or shall direct prepayments to each Lender so that the total amount of all then outstanding Advances are shared pro rata with each Lender, pursuant to Section 2.1 hereof.

                  13.5 AMENDMENTS.

                           13.5(a) This Agreement may not be amended or terms or
                  provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders, the Credit Agent and the Company; provided, however, that without the prior written consent of 1000 of the Lenders, no amendment or waiver shall: (1) waive or amend any term or provision of `Section 6.3, 6.12, 6.13, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof or the definition of any type of Collateral or the provisions of
                  Section 3.5 hereof, (2) reduce the principal of, or rate of interest or fees on, the Advances or any Lender's Maximum Commitment, (3) modify the Credit Limit, (4) except as expressly contemplated by Sections 13.3 and 13.4 hereof, modify any Lender's Percentage Share of the Credit Limit, (5) modify the definition of "Majority Lenders," (6) extend the Maturity Date, (7) amend any part of EXHIBIT M, or (7) amend this Section. It is expressly agreed and understood that the failure by the Majority Lenders to elect to accelerate amounts outstanding hereunder or to terminate the obligation of the Lenders to make Advances

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

                  hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

                           13.5(b) The Company hereby agrees that it shall, upon
                  requesting any amendment of this Agreement or any other Loan Document or any waiver of any material term or provision of this Agreement or any other Loan Document (except an extension of the Maturity Date), pay at the time of such request a modification fee (1) to the Credit Agent in a minimum amount of $1,000 or such greater amount as may be notified to the Company by the Credit Agent in its sole discretion and (2) to each Lender (except any Lender which becomes party to the Agreement by virtue of such amendment) in a minimum amount of $500 or such greater amount as may be notified to the Company by the Majority Lenders, acting through the Credit Agent, in their sole discretion. The payment of such modification fees shall be in addition to and shall not limit the Company's reimbursement obligations pursuant to Article 11 hereof, and any other fee or charge imposed by the Administrative Agent or the Lenders as a condition to any amendment.

                  13.6 OPERATIONAL REVIEWS. From time to time upon request, the Company shall permit the Credit Agent, any Lender or their representative access to its premises and records for the purpose of conducting a review of the Company's general mortgage business methods, policies, and procedures, auditing loan files and reviewing financial and operational aspects of the Company's business.

                  13.7 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

                  13.8 RELATIONSHIP OF THE PARTIES. This Agreement provides for the making of Advances by the Lenders, in their capacities as lenders, to the Company, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Company to the Lenders, and for the payment of certain fees by the Company to the Lenders, the Credit Agent and the Collateral Agent. The relationship between the Secured Parties and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Secured Parties to protect their interests in assuring payments of interest and repayment of principal and payment of certain fees, and

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

         nothing contained in this Agreement shall be construed as permitting or obligating any Secured Party to act as a financial or business advisor or consultant to the Company, as permitting or obligating any Secured Party to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lenders to the Company, or as creating any joint venture, agency, or other relationship between or among any parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lenders for credit and to execute and deliver this Agreement.

                  13.9 SEVERABILITY. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

                  13.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  13.11 CONSENT TO CREDIT REFERENCES. The Company hereby consents to the disclosure of information regarding the Company and its relationships with the Lenders to Persons making credit inquiries to the Lenders. This consent is revocable by the Company at any time upon Notice to the Lenders as provided in Section 10 hereof.

                  13.12 CONSENT TO JURISDICTION. The Company, the Credit Agent and each of the Lenders hereby agree that any action or proceeding under the Loan Documents, the Notes or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Minnesota, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to such Person at its address last designated under the Notices provisions herein. The Company, the Credit Agent and each of the Lenders agree that any such suit, action or proceeding arising out of or relating to this

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

         Agreement or any other such document may be instituted in the Hennepin County, State District Court or in the United States District Court for the District of Minnesota at the option of the Lender; and the Company, the Credit Agent and each of the Lenders hereby waive any objection to the jurisdiction or venue of any such court with respect to, or the convenience of any court as a forum for, any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

                  13.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  13.14 ENTIRE AGREEMENT. This Agreement, the Notes and the other Loan Documents represent the final agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, and may not be contradicted by evidence of prior or contemporaneous oral agreements among such parties. There are no oral agreements among the parties with respect to the subject matter hereof and thereof.

                  13.15 WAIVER OF JURY TRIAL. THE COMPANY, THE CREDIT AGENT AND EACH OF THE LENDERS HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THE COMPANY, AGENT AND EACH OF THE LENDERS GIVES THIS WAIVER OF RIGHT OF JURY TRIAL KNOWINGLY AND VOLUNTARILY. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE COMPANY, THE CREDIT AGENT AND EACH OF THE LENDERS, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT OF A JURY TRIAL WOULD OTHERWISE ACCRUE. THE CREDIT AGENT, THE LENDERS AND THE COMPANY ARE HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, THE CREDIT AGENT, THE COMPANY AND EACH OF THE LENDERS HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THEM, RESPECTIVELY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF THE UNDERSIGNED THAT THE CREDIT AGENT, THE COMPANY OR ANY OF THE LENDERS WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  COMPANY:
                                  MORTGAGE.COM, INC.,
                                  a Florida corporation,
                                  f/k/a First Mortgage Network, Inc.

                                  By:  /s/ MICHAEL BRENNER
                                     -------------------------------------------
                                  Its:   SVP and General Counsel
                                      ------------------------------------------
                                  Notice Address:
                                  Mortgage.Com, Inc.
                                  8751 Broward Boulevard
                                  Plantation, FL 33324
                                  Attention: Edwin Johnson,
                                                      CFO
                                     -------------------------------------------
                                  Telecopier No.: (954) 472-0800
                                                 -------------------------------


                                  CREDIT AGENT:
                                  RESIDENTIAL FUNDING CORPORATION,
                                  a Delaware corporation

                                  By:  /S/ JIM CLAPP
                                     -------------------------------------------
                                  Its: Director

                                  Notice Address:
                                  4800 Montgomery Lane
                                  Suite 300
                                  Bethesda, Maryland 20814
                                  Attention: Jim Clapp
                                             Director
                                  Telecopier No.: (301) 215-6288


                                  LENDERS:
                                  RESIDENTIAL FUNDING CORPORATION,
                                  a Delaware corporation

                                  By:  /S/ JIM CLAPP
                                     -------------------------------------------
                                  Its: Director

                                  Notice Address:
                                  4800 Montgomery Lane
                                  Suite 300
                                  Bethesda, Maryland 20814
                                  Attention: Jim Clapp
                                             Director
                                  Telecopier No.: (301) 215-6288

                                  BANK UNITED,
                                  a federa1 savings bank

                                  By:  /S/ JOHN WEST
                                     -------------------------------------------
                                  Its:     Director

                                  Notice Address:
                                  3200 Southwest Freeway, Suite 2660
                                  Houston, TX 77027
                                  Attention:  Janet Grove, Esq.
                                  Telecopier No. (713) 543-6469

STATE OF FLORIDA FLORIDA  )
                          ) ss
COUNTY OF BROWARD BROWARD )

         On November 12, 1999 before me, a Notary Public, personally appeared Michael Brenner, the Sr. VP/General Counsel of MORTGAGE.COM, INC., a Florida corporation, f/k/a First Mortgage Network, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                   /S/ RITA A. OCCHIONERO
                                  ----------------------------------------------
                                  Notary Public
     (SEAL)                       My Commission Expires: 12/18/01


                                                  [NOTARY PUBLIC STAMP]
                                                   RITA A. OCCHIONERO
                                                  COMISSION #CC 703550
                                                  EXPIRES DEC 18, 2001
                                                       BONDED THRU
                                               ATLANTIC BONDING CO., INC.

STATE OF MARYLAND     )
                      ) ss
COUNTY OF MONTGOMERY  )

         On November 15, 1999 before me, a Notary Public, personally appeared JIM CLAPP, the Director of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                    /S/ STEPHANIE von dem HAGEN
                                  ----------------------------------------------
                                  Notary Public
                                  My Commission Expires:
                                                        ------------------------
(SEAL)

                                                  [NOTARY PUBLIC STAMP]
                                                 STEPHANIE von dem HAGEN
                                             NOTARY PUBLIC STATE OF MARYLAND
                                          My Commission Expires October 15, 2001

STATE OF GEORGIA )
                 ) ss

COUNTY OF FULTON )

         On November 16, 1999 before me, a Notary Public, personally appeared John West, the Director of BANK UNITED, a federal savings bank, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                    /S/ CATHY WILLIAMS
                                  ----------------------------------------------
                                  Notary Public, Fulton County, Georgia
                                  My Commission Expires September 30, 2001

(SEAL)

                                                  [NOTARY PUBLIC STAMP]
                                          NOTARY PUBLIC, FULTON COUNTY, GEORGIA
                                        MY COMMISSION EXPIRES SEPTEMBER 30, 2001

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